Ex 4.3

Volume Submitter 401(k) Profit Sharing Plan

ADOPTION AGREEMENT FOR

VANGUARD FIDUCIARY TRUST COMPANY

VOLUME SUBMITTER 401(K) PROFIT SHARING PLAN

CAUTION: Failure to properly fill out this Adoption Agreement may result in disqualification of the Plan.

EMPLOYER INFORMATION

(An amendment to the Adoption Agreement is not needed solely to reflect a change in the information in this Employer Information Section.)

1.	EMPLOYER’S NAME, ADDRESS, TELEPHONE NUMBER AND TIN

Name:	Airgas, Inc.

Address:	259 N. Radnor-Chester Rd., Suite 300
Street

	Radnor	Pennsylvania	19087
	City	State	Zip

Telephone:	610-687-5253

Taxpayer Identification Number (TIN):	56-0732648

2.	TYPE OF ENTITY
	a.	[X]	Corporation (including Tax-exempt or Non-profit Corporation)
	b.	[ ]	Professional Service Corporation
	c.	[ ]	S Corporation
	d.	[ ]	Limited Liability Company that is taxed as:
			1.	[ ]	a partnership or sole proprietorship
			2.	[ ]	a Corporation
			3.	[ ]	an S Corporation
	e.	[ ]	Sole Proprietorship
	f.	[ ]	Partnership (including Limited Liability)
	g.	[ ]	Other: (must be a legal entity recognized under federal income tax laws)

3.	EMPLOYER’S FISCAL YEAR means the 12 consecutive month period:

a.	[X]	Beginning on	April 1st	(e.g., January 1st)
month day

		and ending on	March 31st
month day

b.	[ ]	Other: (must be the period used for IRS reporting purposes)

4.	AFFILIATED EMPLOYERS/PARTICIPATING EMPLOYERS. Is the Employer a member of a controlled group or an affiliated service group (within the meaning of Code Section 414(b), (c), or (o))?

a.	[ ]	No.
b.	[X]	Yes, Employer is a member of (select all that apply):
		1.	[X]	a controlled group
		2.	[ ]	an affiliated service group

AND, will any other Employers adopt the Plan as Participating Employers?

c.	[X]	Yes. (Complete a Participation Agreement for each Participating Employer.)
d.	[ ]	No. (The Plan could fail to satisfy the Code Section 410(b) coverage rules.)

NOTE: If this is a Professional Employer Organization or another multiple employer arrangement in which different employers will have different conditions for eligibility, etc., then the Multiple Employer Participation Agreement must be completed for each employer.

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PLAN INFORMATION

(An amendment to the Adoption Agreement is not needed solely to reflect a change in the information in Questions 9. through 11.)

5.	PLAN NAME:

Airgas, Inc. 401(k) Plan

6.	EFFECTIVE DATE

a.	[ ]	This is a new Plan effective as of (hereinafter called the “Effective Date”).
b.	[ ]	This is an amendment and restatement of a plan which was originally effective . The effective date of this amendment and restatement is (hereinafter called the “Effective Date”).
c.	[X]	FOR EGTRRA RESTATEMENTS: This is an amendment and restatement to bring a plan into compliance with the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) and other legislative and regulatory changes. The Plan’s original effective date was January 1, 1988. Except as specifically provided in the Plan, the effective date of this amendment and restatement is January 1, 2010 (hereinafter called the “Effective Date”). (May enter a restatement date that is the first day of the current Plan Year. The Plan contains appropriate retroactive effective dates with respect to provisions for the appropriate laws.)

7.	PLAN YEAR means the 12 consecutive month period:

Beginning on	January 1st	(e.g., January 1st)
month day

and ending on	December 31st
month day

EXCEPT that there will be a Short Plan Year (if the effective date of participation is based on a Plan Year, then coordinate with Question 16.):

a.	[X]	N/A
b.	[ ]	beginning on		(e.g., July 1, 2007)
month day, year

and ending on
month day, year

8.	VALUATION DATE means:
	a.	[X]	Every day that the Trustee (or Insurer), any transfer agent appointed by the Trustee (or Insurer) or the Employer, and any stock exchange used by such agent are open for business (daily valuation).
	b.	[ ]	The last day of each Plan Year.
	c.	[ ]	The last day of each Plan Year half (semi-annual).
	d.	[ ]	The last day of each Plan Year quarter.
	e.	[ ]	Other (specify day or days): (must be at least once each Plan Year).

9.	PLAN NUMBER assigned by the Employer
	a.	[ ]	001
	b.	[X]	002
	c.	[ ]	Other:

10.	TRUSTEE(S) OR INSURER(S):

a.	[ ]	This Plan is funded exclusively with Contracts and the name of the Insurer(s) is:

		(1)	(2)	(if more than 2, add names to signature page).

b.	[ ]	Individual Trustee(s) who serve as Trustee(s) over assets not subject to control by a corporate Trustee. (Add additional Trustees as necessary.)

Name(s)	Title(s)

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Address and Telephone number:
1.	[ ] Use Employer address and telephone number.
2.	[ ]	Use address and telephone number below:

Address:
Street

	City	State	Zip

Telephone:

c.	[X]	Corporate Trustee

Name:	Vanguard Fiduciary Trust Company

Address:	100 Vanguard Blvd.
Street

	Malvern	Pennsylvania	19355
	City	State	Zip

Telephone:

AND, the Trustee shall serve as:
	d.	[X]	a Directed (nondiscretionary) Trustee over all Plan assets except for the following:

	e.	[ ]	a Discretionary Trustee over all Plan assets except for the following:

AND, shall a separate trust agreement that is approved by the IRS for use with this Volume Submitter Plan be used with this Plan?
	f.	[ ]	No.
	g.	[X]	Yes.

	NOTE:		If Yes is selected, an executed copy of the trust agreement between the Trustee and the Employer must be attached to this Plan. The Plan and trust agreement will be read and construed together. The responsibilities, rights and powers of the Trustee shall be those specified in the trust agreement.
11.	PLAN ADMINISTRATOR’S NAME, ADDRESS AND TELEPHONE NUMBER:
(If none is named, the Employer will be the Plan Administrator.)
	a.	[X]	Employer (Use Employer address and telephone number).
	b.	[ ]	Use name, address and telephone number below:

Name:

Address:
Street

	City	State	Zip

Telephone:

12.	CONSTRUCTION OF PLAN
This Plan shall be governed by the laws of the state or commonwealth where the Employer’s (or, in the case of a corporate Trustee (or Insurer), such Trustee’s (or Insurer’s)) principal place of business is located unless another state or commonwealth is specified: Pennsylvania

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Volume Submitter 401(k) Profit Sharing Plan

13.	CONTRIBUTION TYPES
The following contributions are authorized under this Plan. The selections made below should correspond with the selections made under the Contributions and Allocations section of this Adoption Agreement.
	a.	[X]	Elective Deferrals (Section 401(k) Salary Reductions including Roth Contributions, if selected, at Question 27.)
	b.	[ ]	SIMPLE 401(k) Contributions (Question 28.)
	c.	[ ]	401(k) Safe Harbor Contributions (Match/Nonelective) (Question 29.)
	d.	[X]	Employer Matching Contributions (Question 30.)
	e.	[X]	Employer Nonelective Profit Sharing Contributions (includes Prevailing Wage Contributions) (Question 31.)
	f.	[X]	Rollover Contributions (Question 45.)
	g.	[ ]	After-tax Voluntary Employee Contributions (Question 46.)
	h.	[ ]	This is a frozen Plan effective: .

ELIGIBILITY REQUIREMENTS

14.	ELIGIBLE EMPLOYEES (Plan Section 1.25) means all Employees (including Leased Employees) EXCEPT for the following Employees: (select all that apply below)

NOTE:	Unless otherwise specified in this Section, Elective Deferrals include Roth Elective Deferrals, after-tax voluntary Employee contributions, and Rollover Contributions; Matching includes QMACs; and Nonelective Profit Sharing includes QNECs. ADP/ACP safe harbor contributions and SIMPLE 401(k) contributions are subject to the exclusions for Elective Deferrals except as provided in Question 29.

		All Contributions		Elective Deferrals	Matching	Nonelective Profit Sharing

a.	No Exclusions	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]

b.	Union Employees (as defined in Plan Section 1.25)	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]

c.	Nonresident Aliens (as defined in Plan Section 1.25)	1. [X]	OR	2. [ ]	3. [ ]	4. [ ]

d.	Highly Compensated Employees	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]

e.	Leased Employees	1. [X]	OR	2. [ ]	3. [ ]	4. [ ]

f.	Part-time/Temporary/Seasonal Employees. A part-time, temporary or seasonal Employee is an Employee whose regularly scheduled Service is less than Hours of Service in the relevant eligibility computation period.	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]

g.	Other: See Addendum	1. [X]	OR	2. [ ]	3. [ ]	4. [ ]
(must be definitely determinable, may not be based on age or length of service (except as provided in f. above) or level of compensation and, if using the average benefits test to satisfy Code Section 410(b) coverage testing, must be a reasonable classification)

15.	CONDITIONS OF ELIGIBILITY (Plan Section 3.1)

Any Eligible Employee will be eligible to participate in the Plan upon satisfaction of the following (select a. or all that apply in b. – l.):

NOTE:	Unless otherwise specified in this Section, Elective Deferrals include Roth Elective Deferrals, after-tax voluntary Employee contributions, and Rollover Contributions; Matching includes QMACs; and Nonelective Profit Sharing includes QNECs. ADP/ACP safe harbor contributions and SIMPLE 401(k) contributions are subject to the conditions for Elective Deferrals except as provided in Question 29.

		All Contributions		Elective Deferrals	Matching	Nonelective Profit Sharing

a.	No age or service required	1. [ ]	OR	2. [X]	3. [ ]	4. [ ]

b.	Age 20 1/2	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]

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c.	Age 21	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]

d.	Age (may not exceed 21)	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]

e.	6 months of service	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]

f.	1 Year of Service	1. [ ]	OR	2. [ ]	3. [X]	4. [X]

g.	2 Years of Service	N/A	OR	N/A	3. [ ]	4. [ ]

h.	(not to exceed 1,000)	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]
Hours of Service within (not to exceed 12) consecutive months from the Eligible Employee’s employment commencement date. If an Employee does not complete the stated Hours of Service during the specified time period, the Employee is subject to the 1 Year of Service requirement in f. above.

i.	(not to exceed 12) consecutive months of employment from the Eligible Employee’s employment commencement date. If an Employee does not complete the stated number of months, the Employee is subject to the 1 Year of Service requirement in f. above.	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]

j.	Other:	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]
(must be an age or service requirement that is definitely determinable and may not exceed age 21 and for Elective Deferrals, 1 Year of Service; for Employer matching and/or profit sharing contributions, may not exceed 2 Years of Service).

NOTE:	For Employer matching and/or profit sharing contributions, if more than 1 Year of Service is selected, 100% immediate vesting is required.
NOTE:	If the service requirement is or includes a fractional year, then an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year. If expressed in months of service, then an Employee will not be required to complete any specified number of Hours of Service in a particular month, unless selected in h. above. In both cases, the Plan must use the Elapsed Time method to determine service.
NOTE:	Year of Service means Period of Service if Elapsed Time method is chosen.

AND, the service and/or age requirements specified above shall be waived in accordance with the following (leave blank if there are no waivers of conditions):

				All Contributions		Elective Deferrals	Matching	Nonelective Profit Sharing

k.

If employed on

the following requirements will be waived. The waiver applies to any Eligible Employee unless c. selected below. Such Employees shall enter the Plan as of such date (select a. and/or b. AND c. if applicable):

				1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]
	a.	[ ]	service requirement (will let part-time Eligible Employees into the Plan)
	b.	[ ]	age requirement
	c.	[ ]	waiver is for: (e.g., employees of a specific division or employees covered by a Code Section 410(b)(6)(C) acquisition).

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Volume Submitter 401(k) Profit Sharing Plan

l.

If employed on

the following requirements will be waived. The waiver applies to any Eligible Employee unless c. selected below. Such Employees shall enter the Plan as of such date (select a. and/or b. AND c. if applicable):

			1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]
	a.	[ ]	service requirement (will let part-time Eligible Employees into the Plan)
	b.	[ ]	age requirement
	c.	[ ]	waiver is for: (e.g., employees of a specific division or employees covered by a Code Section 410(b)(6)(C) acquisition).

16.	EFFECTIVE DATE OF PARTICIPATION (ENTRY DATE) (Plan Section 3.2)

An Eligible Employee who has satisfied the eligibility requirements will become a Participant in the Plan as of the date selected below:

NOTE:

Option e. below can only be selected when eligibility is six months of service or less and age is 20 1/2 or less.

However, options e.3 and e.4 may be selected when eligibility is 1 1/2 Years of Service or less and age is 20 1/2 or less and the Plan provides for 100% vesting.

NOTE:	Unless otherwise specified in this Section, Elective Deferrals include Roth Elective Deferrals, after-tax voluntary Employee contributions, and Rollover Contributions; Matching includes QMACs; and Nonelective Profit Sharing includes QNECs. ADP/ACP safe harbor contributions and SIMPLE 401(k) contributions are subject to the provisions for Elective Deferrals except as provided in Question 29.

		All Contributions		Elective Deferrals	Matching	Nonelective Profit Sharing

a.	Date requirements met	1. [X]	OR	2. [ ]	3. [ ]	4. [ ]

b.	First day of the month coinciding with or next following date requirements met	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]

c.	First day of the quarter coinciding with or next following date requirements met	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]

d.	First day of Plan Year or first day of 7th month of Plan Year coinciding with or next following date requirements met	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]

e.	First day of Plan Year coinciding with or next following date requirements met	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]

f.	First day of Plan Year in which requirements met	N/A	OR	N/A	3. [ ]	4. [ ]

g.	First day of Plan Year nearest date requirements met	N/A	OR	N/A	3. [ ]	4. [ ]

h.	Other: ,	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]
provided that an Eligible Employee who has satisfied the maximum age (21) and service requirements (1 Year (or Period) of Service (or more than 1 year if full and immediate vesting)) and who is otherwise entitled to participate, shall commence participation no later than the earlier of (a) 6 months after such requirements are satisfied, or (b) the first day of the first Plan Year after such requirements are satisfied, unless the Employee separates from service before such participation date.

SERVICE

17.	RECOGNITION OF SERVICE WITH OTHER EMPLOYERS (Plan Sections 1.60 and 1.85)
	a.	[ ]	No service with other Employers shall be recognized.

OR, service with the designated employers and purposes is recognized as follows (attach an addendum to the Adoption Agreement if more than 3 employers):

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Volume Submitter 401(k) Profit Sharing Plan

			Eligibility	Vesting	Contribution Allocation

b.	[ ]	Employer name:	[ ]	[ ]	[ ]

c.	[ ]	Employer name:	[ ]	[ ]	[ ]

d.	[ ]	Employer name:	[ ]	[ ]	[ ]

e.	[X]	Limitations: See Addendum	[X]	[X]	[X]
(e.g., credit service with X only on/following 1/1/07 or credit all service with entities the Employer acquires after 12/31/06).

NOTE:	If the other Employer(s) maintained this qualified Plan, then Years (and/or Periods) of Service with such Employer(s) must be recognized pursuant to Plan Sections 1.60 and 1.85 regardless of any selections above.

18.	SERVICE CREDITING METHOD (Plan Sections 1.60 and 1.85)

NOTE:	If no selections are made in this Section, then the Hours of Service method will be used (with actual Hours of Service) and the provisions set forth in the definition of Year of Service in Plan Section 1.85 will apply.

a.	[X]	Elapsed Time Method (Period of Service applies instead of Year of Service) shall be used for the following purposes (select all that apply):
		1.	[X]	all purposes. (If selected, skip to Question 19.)
		2.	[ ]	eligibility to participate.
		3.	[ ]	vesting.
		4.	[ ]	sharing in allocations or contributions.

b.	[ ]	Hours of Service Method shall be used for the following purposes (select all that apply):
		1.	[ ]	eligibility to participate in the Plan. The eligibility computation period after the initial eligibility computation period shall:
				a.	[ ]	shift to the Plan Year.
				b.	[ ]	be based on each anniversary of the date the Employee first completes an Hour of Service.
		2.	[ ]	vesting.		The vesting computation period shall be:
				a.	[ ]	the Plan Year.
				b.	[ ]	the date an Employee first performs an Hour of Service and each anniversary thereof.
		3.	[ ]	sharing in allocations or contributions (the computation period shall be the Plan Year).

AND, the following Hour of Service alternatives will apply (select all that apply):
		4.	[ ]	Equivalency Method. Instead of using actual Hours of Service, Hours of Service will be determined using the method selected below. Such method will apply to:
				a.	[ ]	all Employees.
				b.	[ ]	Employees for whom records of actual Hours of Service are not maintained or available (e.g., salaried employees).

ON THE BASIS OF:
				c.	[ ]	days worked (10 hours per day).
				d.	[ ]	weeks worked (45 hours per week).
				e.	[ ]	semi-monthly payroll periods worked (95 hours per semi-monthly pay period).
				f.	[ ]	months worked (190 hours per month).
				g.	[ ]	bi-weekly payroll periods worked (90 hours per bi-weekly pay period).

		5.	[ ]	Number of Hours of Service Required. Year of Service means the applicable computation period during which an Employee has completed at least (not to exceed 1,000) Hours of Service.

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Volume Submitter 401(k) Profit Sharing Plan

VESTING

19.	VESTING OF PARTICIPANT’S INTEREST (Plan Section 6.4(b))

a.	[ ]	N/A. No Employer profit sharing or matching contributions are subject to a vesting schedule. (skip to Question 23.)
b.	[ ]	100% for those Participants employed on (enter date). For those Participants hired after such date, the vesting provisions selected below apply.
c.	[X]	The vesting provisions selected below apply.

Vesting for Employer Nonelective Profit Sharing Contributions.
d.	[ ]	N/A. No Employer profit sharing contributions are subject to a vesting schedule (skip to g.).
e.	[X]	100% vesting. Participants are 100% vested in Employer profit sharing contributions upon entering Plan. (Required if eligibility requirement is greater than 1 Year (or Period) of Service.)
f.	[ ]	The following vesting schedule, based on a Participant’s Years of Service (or Periods of Service if the Elapsed Time method is selected), applies to Employer profit sharing contributions:

1.	[ ]	6 Year Graded:	0-1 year-0%;	2 years-20%;	3 years-40%;	4 years-60%;	5 years-80%;	6 years-100%
2.	[ ]	4 Year Graded:	1 year-25%;	2 years-50%;	3 years-75%;	4 years-100%
3.	[ ]	5 Year Graded:	1 year-20%;	2 years-40%;	3 years-60%;	4 years-80%;	5 years-100%
4.	[ ]	3 Year Cliff:	0-2 years-0%;	3 years-100%
5.	[ ]	7 Year Graded:	0-2 years-0%;	3 years-20%;	4 years-40%;	5 years-60%;	6 years-80%;	7 years-100%
6.	[ ]	5 Year Cliff:	0-4 years-0%;	5 years-100%
7.	[ ]	Other - Must be at least as liberal as either 5. or 6. above in each year without switching between the two schedules; or, if the following applies to any Employer matching contributions, as liberal as either 1. or 4. above in each year without switching between the two schedules:

Service	Percentage

____		%
____		%
____		%
____		%
____		%
____		%
____		%

Vesting for Employer Matching Contributions.
g.	[ ]	N/A. There are no Employer matching contributions subject to a vesting schedule.
h.	[X]	The schedule in e. or f.1 - f.4 above shall also apply to Employer matching contributions.
i.	[ ]	100% vesting. Participants are 100% vested in Employer matching contributions upon entering Plan. (Required if eligibility requirement is greater than 1 Year (or Period) of Service.)
j.	[ ]	The following vesting schedule, based on a Participant’s Years of Service (or Periods of Service if the Elapsed Time method is selected), applies to Employer matching contributions:

1.	[ ]	6 Year Graded:	0-1 year-0%;	2 years-20%;	3 years-40%;	4 years-60%;	5 years-80%;	6 years-100%
2.	[ ]	4 Year Graded:	1 year-25%;	2 years-50%;	3 years-75%;	4 years-100%
3.	[ ]	5 Year Graded:	1 year-20%;	2 years-40%;	3 years-60%;	4 years-80%;	5 years-100%
4.	[ ]	3 Year Cliff:	0-2 years-0%;	3 years-100%
5.	[ ]	Other - Must be at least as liberal as either 1. or 4. above in each year without switching between the two schedules:

Service	Percentage

____		%
____		%
____		%
____		%
____		%
____		%
____		%

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Volume Submitter 401(k) Profit Sharing Plan

20.

TOP-HEAVY VESTING (Plan Section 6.4(d))

If this Plan becomes a Top-Heavy Plan, the following vesting schedule, based on a Participant’s Years of Service (or Periods of Service if the Elapsed Time method is selected) shall be as follows:

	a.	[X]	N/A (the regular vesting schedule already satisfies one of the minimum top-heavy schedules).
	b.	[ ]	6 Year Graded:	0-1 year-0%;	2 years-20%;	3 years-40%;	4 years-60%;	5 years-80%;	6 years-100%
	c.	[ ]	3 Year Cliff:	0-2 years-0%;	3 years-100%
	d.	[ ]	Other - Must be at least as liberal as either b. or c. above in each year without switching between the two schedules. (If a different top-heavy schedule applies to different contribution sources, attach an addendum specifying the schedule that applies to each source):

Service	Percentage

____		%
____		%
____		%
____		%
____		%
____		%
____		%

21.	EXCLUDED VESTING SERVICE
	a.	[ ]	No exclusions.
	b.	[ ]	Service prior to the initial Effective Date of the Plan or a predecessor plan.
	c.	[ ]	Service prior to the computation period in which an Employee attains age 18.
22.	VESTING FOR DEATH AND TOTAL AND PERMANENT DISABILITY Regardless of the vesting schedule, Participants shall become fully Vested upon (select a. or all that apply of b. and c.):
	a.	[X]	N/A. Apply vesting schedule, or all contributions to the Plan are fully Vested.
	b.	[ ]	Death.
	c.	[ ]	Total and Permanent Disability.
RETIREMENT AGES
23.	NORMAL RETIREMENT AGE (“NRA”) (Plan Section 1.52) means the:
	a.	[X]	date of a Participant’s 65th birthday (not to exceed 65th).
	b.	[ ]	later of a Participant’s birthday (not to exceed 65th) or the (not to exceed 5th) anniversary of the first day of the Plan Year in which participation in the Plan commenced.
24.	NORMAL RETIREMENT DATE (Plan Section 1.53) means the:
	a.	[X]	Participant’s NRA.
OR (select one)
	b.	[ ]	first day of the month coinciding with or next following the Participant’s NRA.
	c.	[ ]	first day of the month nearest the Participant’s NRA.
	d.	[ ]	Anniversary Date coinciding with or next following the Participant’s NRA.
	e.	[ ]	Anniversary Date nearest the Participant’s NRA.
25.	EARLY RETIREMENT DATE (Plan Section 1.21)

a.	[X]	N/A. No Early Retirement provision provided.
b.	[ ]	Early Retirement Date means the:
		1.	[ ]	date on which a Participant satisfies the Early Retirement requirements.
		2.	[ ]	first day of the month coinciding with or next following the date on which a Participant satisfies the Early Retirement requirements.
		3.	[ ]	Anniversary Date coinciding with or next following the date on which a Participant satisfies the Early Retirement requirements.

AND, the Early Retirement requirements are:
		4.	[ ]	Participant attains age .
AND, completes…. (leave blank if not applicable)
				a.	[ ]	at least Years (or Periods) of Service for vesting purposes.
				b.	[ ]	at least Years (or Periods) of Service for eligibility purposes.

AND, shall a Participant become fully Vested upon attainment of the Early Retirement Date?
		5.	[ ]	Yes.
		6.	[ ]	No.

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COMPENSATION

26.	COMPENSATION (Plan Section 1.14) with respect to any Participant means:

a.	[ ]	Wages, tips and other compensation on Form W-2.
b.	[X]	Section 3401(a) wages (wages for withholding purposes).
c.	[ ]	415 safe harbor compensation.

COMPENSATION shall be based on the following determination period:
d.	[X]	the Plan Year.
e.	[ ]	the Fiscal Year coinciding with or ending within the Plan Year.
f.	[ ]	the calendar year coinciding with or ending within the Plan Year.
NOTE:		The Limitation Year for Code Section 415 purposes shall be the same as the determination period for Compensation unless an alternative period is specified: (must be a consecutive twelve month period).

ADJUSTMENTS TO COMPENSATION. Compensation shall be adjusted by (select all that apply):

NOTE:		Elective Deferrals include Roth Elective Deferrals, Matching includes QMACs, and Nonelective Profit Sharing includes QNECs unless specified otherwise. ADP safe harbor matching contributions are subject to the provisions for Employer matching contributions.

		All Contributions		Elective Deferrals	Matching	Nonelective Profit Sharing	ADP Safe Harbor Nonelective

g.	No Adjustments	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]	5. [ ]

h.	including Salary Deferrals (401(k), 125, 132(f), 403(b), SEP, 414(h) pickup, & 457)	1. [X]	OR	2. [ ]	3. [ ]	4. [ ]	5. [ ]

i.	excluding reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation (other than deferrals specified in h. above) and welfare benefits.	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]	5. [ ]

j.	excluding Compensation paid during the determination period while not a Participant in the component of the Plan for which the definition applies.	1. [X]	OR	2. [ ]	3. [ ]	4. [ ]	5. [ ]

k.	excluding Compensation paid during the determination period while not a Participant in any component of the Plan for which the definition applies.	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]	5. [ ]

l.	excluding overtime	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]	5. [ ]

m.	excluding bonuses	1. [X]	OR	2. [ ]	3. [ ]	4. [ ]	5. [ ]

n.	excluding commissions	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]	5. [ ]

o.	Other: See Addendum
(e.g., describe Compensation from the elections available above or a combination thereof as to a Participant group (e.g., no exclusions as to Division A Employees and exclude bonuses as to Division B Employees); and/or describe another exclusion (e.g., exclude shift differential pay)).

NOTE:	If l., m., n., or o. is selected, the definition of Compensation could violate the nondiscrimination rules.
NOTE:	If the post-severance compensation provisions of the proposed Code Section 415 regulations were used, complete Appendix A (Special Effective Dates and Other Permitted Elections).

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CONTRIBUTIONS AND ALLOCATIONS

27.	SALARY REDUCTION ARRANGEMENT - ELECTIVE DEFERRALS (Plan Section 12.2)
	A.	Deferral Limit. Each Participant may elect to have Compensation deferred by:
		a.	[ ]	up to %.
		b.	[X]	from 1 % to 50%.
		c.	[ ]	up to the maximum amount allowed by law (i.e., Code Sections 402(g) and 415).

	B.	Additional deferral limits. Regardless of the above limits, the following apply (select all that apply):
		d.	[X]	No additional limits.
		e.	[ ]	A Participant may make a separate election to defer up to % of any bonus.
		f.	[ ]	For Participants who are Highly Compensated Employees determined as of the beginning of a Plan Year, then instead of 27.A applying, the deferral limit is (must be equal to or lower than limit selected in 27.A):
				1.	[ ]	% of Compensation.
				2.	[ ]	the percentage equal to the deferral limit in effect under Code Section 402(g)(3) for the calendar year that begins with or within the Plan Year divided by the annual compensation limit in effect for the Plan Year under Code Section 401(a)(17).
				3.	[ ]	other: (e.g., must be a specific limit that only applies to some or all HCEs).

	C.	Catch-Up Contributions. May eligible Participants make Catch-Up Contributions?
		g.	[ ]	No (skip to D. below)
		h.	[X]	Yes
AND, Catch-Up Contributions
				1.	[X]	will be taken into account in applying any matching contribution under the Plan.
				2.	[ ]	will not be taken into account in applying any matching contribution under the Plan (may not be selected if this Plan provides for ADP safe harbor contributions).
Special Effective Date. Is there a special effective date for the Catch-Up Contribution provisions?
				3.	[ ]	No.
				4.	[X]	Yes, the effective date of the Catch-Up Contribution provisions is January 1, 2002 (enter special effective date or, if this is an EGTRRA restatement, enter the date (not earlier than January 1, 2002) when Catch-Up Contributions were first permitted).

AND, if the amount of Elective Deferrals that may be made to the Plan is limited in A. and/or B. above, are Catch-Up Contributions aggregated with other Elective Deferrals in applying such limits?
				5.	[X]	No or N/A. There are no limits or Catch-Up Contributions may be made in addition to any imposed limits.
				6.	[ ]	Yes. (If selected, the limits in A. and/or B. must not be less than 75% of Compensation.)

	D.	Roth Contributions. May Participants designate all or a portion of their Elective Deferrals as Roth Elective Deferrals?
		i.	[ ]	No.
		j.	[X]	Yes.
Special Effective Date. Is there a special effective date for the Roth Elective Deferral provisions?
				1.	[ ]	No.
				2.	[X]	Yes, the effective date of the Roth Elective Deferral provisions is April 1, 2007 (enter special effective date or, if this is an EGTRRA restatement, enter the date (not earlier than January 1, 2006) when Roth Elective Deferrals were first permitted).

	E.	Special Effective Date. Is there a special effective date for the salary deferral component of the Plan?
		k.	[X]	No.
		l.	[ ]	Yes, the effective date of the salary deferral component of the Plan is (enter month day, year; may not be earlier than the date on which the Employer first adopts the salary deferral component of the Plan).

	F.	Deferral Modifications. (Optional: the Administrator may adopt procedures that override any elections in this section without a formal Plan amendment.)
		m.	[ ]	PARTICIPANTS MAY commence salary deferrals on the effective date of participation and on (must be at least once each calendar year).

Participants may modify salary deferral elections:
		n.	[X]	As of each payroll period
		o.	[ ]	On the first day of each month
		p.	[ ]	On the first day of each Plan Year quarter
		q.	[ ]	On the first day of the Plan Year or the first day of the 7th month of the Plan Year
		r.	[ ]	Other: (must be at least once each calendar year)

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G.	Automatic Deferral Provisions. Shall Participants who do not affirmatively elect to receive cash or have a specified amount of Compensation contributed to the Plan automatically have Compensation deferred?
	s.	[ ]	No
	t.	[X]	Yes, subject to the following provisions:

Special Effective date of the automatic deferral provisions:
			1.	[X]	N/A. New Plan or provisions were in effect prior to this restatement (skip to 3. below).
			2.	[ ]	The provisions are first effective as of:
					a.	[ ]	the date of this restatement.
					b.	[ ]	Other:

Application to new Participants. The automatic deferral provisions apply to:
					c.	[ ]	Employees who become Participants on or after the effective date of the automatic deferral provisions.
					d.	[ ]	Participants who were hired on or after the effective date of the automatic deferral provisions.

Application to existing Participants. The automatic deferral provisions apply to those Participants in the Plan as of the effective date of the automatic deferral provisions in accordance with the following (select one):
					e.	[ ]	All Participants. All Participants, regardless of any prior Salary Reduction Agreement.
					f.	[ ]	Election of at least automatic deferral amount. All Participants, except those who have a Salary Reduction Agreement in effect on the automatic deferral provisions effective date, provided the Elective Deferral amount under the Agreement is at least equal to the automatic deferral amount.
					g.	[ ]	No existing Salary Reduction Agreement. All Participants, except those who have a Salary Reduction Agreement in effect on the automatic deferral provisions effective date (regardless of the Elective Deferral amount under that Agreement).

Type of Elective Deferral. The automatic deferral shall be a Pre-Tax Elective Deferral unless selected below:
			3.	[ ]	The automatic deferral shall be a Roth Elective Deferral (may only be selected if Roth Elective Deferrals are permitted at 27.D above).

Initial automatic deferral amount. Each Participant who is subject to the automatic deferral provisions will have Compensation deferred by the following amount unless otherwise elected by the Participant:
			4.	[X]	2 % of Compensation for each payroll period.
			5.	[ ]	$ for each payroll period.

Escalation of deferral amount.
			6.	[ ]	N/A (no escalation)
			7.	[X]	The initial automatic deferral amount shall increase as elected below:
					a.	[X]	1 % of Compensation per year up to a maximum of 20 % of Compensation.
					b.	[ ]	$ per year up to a maximum of $ .
					c.	[ ]	in accordance with the following schedule:

Plan Year of application to a Participant	Automatic Deferral Amount
1 - 2	3%
3	4%
4	5%
5 and thereafter	6%

			d.	[ ]	Other:

Timing of escalation. The escalation provision above shall apply as of:
			e.	[ ]	N/A (7.c. selected or entry at 7.d. includes timing provision).
			f.	[ ]	Each anniversary of the Participant’s date of hire.
			g.	[ ]	Each anniversary of the Participant’s Entry Date.
			h.	[ ]	The first day of each Plan Year.
			i.	[ ]	The first day of each calendar year.
			j.	[X]	Other: Every July in each subsequent Plan Year

28.	SIMPLE 401(k) PLAN ELECTION (Plan Section 13.1)
Shall the SIMPLE 401(k) provisions of Article XIII apply?
	a.	[X]	No.
	b.	[ ]	Yes, the SIMPLE 401(k) provisions will apply. The Plan Year must be the calendar year and the Employer must be an “eligible employer” as defined in Plan Section 13.1(b)(1). (If selected, then skip to 34).

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29.	401(k) SAFE HARBOR PROVISIONS (Plan Section 12.8)
Will the ADP and/or ACP test safe harbor provisions be used? (select a., b., or c.)
	NOTE:		If the Employer wants the discretion to determine whether the provisions will apply on a year-by-year basis, then the Employer may either select 29.a. (No) OR 29.b. or 29.c. and option 29.e.2.
	a.	[X]	No. (If selected, skip to Question 30.)
	b.	[ ]	Yes, but only the ADP (and NOT the ACP) test safe harbor provisions will be used.
	c.	[ ]	Yes, both the ADP and ACP test safe harbor provisions will be used.

IF c. is selected, does the Plan permit Employer matching contributions in addition to any safe harbor contributions selected in d. or e. below?
			1.	[ ]	No or N/A. Any Employer matching contributions, other than any safe harbor matching contributions selected in d. below, will be suspended in any Plan Year in which the safe harbor provisions are used.
			2.	[ ]	Yes, the Employer may make Employer matching contributions in addition to any ADP test safe harbor matching contributions selected in d. below. (If selected, complete the provisions of the Adoption Agreement relating to Employer matching contributions (i.e., Question 30.) that will apply in addition to any selections made in d. below. Also, no allocation conditions may be imposed at 30.F.)

THE EMPLOYER WILL MAKE THE FOLLOWING ADP TEST SAFE HARBOR CONTRIBUTION FOR THE PLAN YEAR:
	NOTE:		The ACP test safe harbor is automatically satisfied if the only matching contribution made to the Plan is either (1) a Basic Matching Contribution or (2) an Enhanced Matching Contribution that does not provide a match on Elective Deferrals in excess of 6% of Compensation.

	d.	[ ]	Safe Harbor Matching Contribution (select 1. or 2. AND one from 3. - 6.)
			1.	[ ]	Basic Matching Contribution. The Employer will make matching contributions to the account of each “eligible Participant” in an amount equal to the sum of 100% of the amount of the Participant’s Elective Deferrals that do not exceed 3% of the Participant’s Compensation, plus 50% of the amount of the Participant’s Elective Deferrals that exceed 3% of the Participant’s Compensation but do not exceed 5% of the Participant’s Compensation.
			2.	[ ]	Enhanced Matching Contribution. The Employer will make matching contributions to the account of each “eligible Participant” in an amount equal to the sum of:
					a.	[ ]	% (may not be less than 100%) of the Participant’s Elective Deferrals that do not exceed
% (may not be less than 3%; if over 6% or if left blank, the ACP test will still apply) of the Participant’s Compensation, plus
					b.	[ ]	% of the Participant’s Elective Deferrals that exceed % of the Participant’s Compensation but do not exceed % (if over 6% or if left blank, the ACP test will still apply) of the Participant’s Compensation.

					NOTE:		a. and b. must be completed so that, at any rate of Elective Deferrals, the matching contribution is at least equal to what the matching contribution would be if the Employer were making Basic Matching Contributions (as defined in 29.d.1. above), but the rate of match cannot increase as deferrals increase. For example, if a. is completed to provide a match equal to 100% of deferrals up to 4% of Compensation, then b. need not be completed.

AND, the safe harbor matching contribution will be determined on the following basis (and Compensation for such purpose will be based on the applicable period):
			3.	[ ]	the entire Plan Year.
			4.	[ ]	each payroll period.
			5.	[ ]	all payroll periods ending with or within each month.
			6.	[ ]	all payroll periods ending with or within each Plan Year quarter.
	e.	[ ]	Safe Harbor Nonelective Contributions. (select one)
			1.	[ ]	Fixed. The Employer will make a Safe Harbor Nonelective Contribution to the account of each “eligible Participant” in an amount equal to % (may not be less than 3%) of the Employee’s Compensation for the Plan Year.
			2.	[ ]	Discretionary (“maybe”). The Employer may elect to make a Safe Harbor Nonelective Contribution after a Plan Year has commenced in accordance with the provisions of Plan Section 12.8(h). If this option e.2. is selected, the Safe Harbor Nonelective Contribution will be required only for a Plan Year for which the Plan is amended to provide for such contribution and the appropriate supplemental notice is provided to Participants.
			3.	[ ]	Other Plan. The Employer will make a Safe Harbor Nonelective Contribution to another defined contribution plan maintained by the Employer (specify the name of the other plan): .

FOR PURPOSES OF THE ADP test safe harbor contribution, the term “eligible Participant” means any Participant who is eligible to make Elective Deferrals with the following exclusions:
	f.	[ ]	N/A. No exclusions.

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g.	[ ]	Exclusions (select all that apply, if any):
		1.	[ ]	Highly Compensated Employees.
		2.	[ ]	Employees who have not satisfied the greatest minimum age and service conditions permitted under Code Section 410(a) (i.e., age 21 and 1 Year of Service), with the following deemed effective date of participation:
				a.	[ ]	The first day of the Plan Year in which the requirements are met.
				b.	[ ]	Other: (no later than the earlier of (a) 6 months after such requirements are satisfied, or (b) the first day of the first Plan Year after such requirements are satisfied).
		3.	[ ]	Other: (must be a Highly Compensated Employee or an Employee who can be excluded under the permissive or mandatory disaggregation rules of Regulations Sections 1.401(k)-1(b)(4) and 1.401(m)-1(b)(4)).

SPECIAL EFFECTIVE DATE OF ADP AND ACP TEST SAFE HARBOR PROVISIONS
h.	[ ]	N/A.
i.	[ ]	The ADP and ACP test safe harbor provisions are effective for Plan Years beginning on or after: (enter the first day of the Plan Year for which the provisions are effective and, if necessary, enter any other special effective dates that apply with respect to the provisions).

30.	EMPLOYER MATCHING CONTRIBUTIONS (Plan Section 12.1(a)(2))

NOTE:	Regardless of any selection below, if the ACP test safe harbor is being used (i.e., Question 29.c. is selected), then the Plan automatically provides that only Elective Deferrals up to 6% of Compensation are taken into account in applying the match set forth below and that the maximum discretionary matching contribution that may be made on behalf of any Participant is 4% of Compensation.

A.	Matching Formula.
	a.	[ ]	N/A. There will not be any Employer matching contributions (skip to Question 31.).
	b.	[X]	The Employer … (select 1. or 2.)
			1.	[ ]	may make matching contributions equal to a discretionary percentage, to be determined by the Employer, of the Participant’s Elective Deferrals.
			2.	[X]	will make matching contributions equal to 50% (e.g., 50) of the Participant’s Elective Deferrals, plus:
					a.	[X]	N/A.
					b.	[ ]	an additional matching contribution of a discretionary percentage, to be determined by the Employer, but not to exceed % (leave blank if not applicable) of Compensation.

AND, in determining the Employer matching contribution above, only Elective Deferrals up to the percentage or dollar amount specified below will be matched: (select 3. and/or 4. OR 5.)
			3.	[X]	4 % of a Participant’s Compensation.
			4.	[ ]	$ .
			5.	[ ]	a discretionary percentage of a Participant’s Compensation or a discretionary dollar amount, the percentage or dollar amount to be determined by the Employer on a uniform basis for all Participants.

c.	[ ]	The Employer may make matching contributions equal to a discretionary percentage, to be determined by the Employer, of each tier, to be determined by the Employer, of the Participant’s Elective Deferrals.
d.	[ ]	The Employer will make matching contributions equal to a uniform percentage of each tier of each Participant’s Elective Deferrals, determined as follows:

		NOTE:	Fill in only percentages or dollar amounts, but not both. If percentages are used, each tier represents the amount of the Participant’s applicable contributions that equals the specified percentage of the Participant’s Compensation (add additional tiers if necessary):

Tiers of Contributions (indicate $ or %)	Matching Percentage

First		%

Next		%

Next		%

Next		%

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e.	[ ]	The Employer will make matching contributions equal to a uniform percentage of each Participant’s Elective Deferrals based on the Participant’s Years of Service (or Periods of Service if the Elapsed Time method is selected), determined as follows (add additional tiers if necessary):

Service	Matching Percentage

____		%

____		%

____		%

For purposes of the above matching contribution formula, a Year (or Period) of Service means a Year (or Period) of Service for:
1.	[ ]	vesting purposes.
2.	[ ]	eligibility purposes.

NOTE:	If c., d., or e. above is selected, the Plan may violate the Code Section 401(a)(4) nondiscrimination requirements if the rate of Employer matching contributions increases as a Participant’s Elective Deferrals or Years (or Periods) of Service increase.

B.	Matching Limit. The Employer matching contribution made on behalf of any Participant for any Plan Year will not exceed:
	f.	[X]	N/A. No limit on the amount of matching contribution.
	g.	[ ]	$ .
	h.	[ ]	% of Compensation.

C.	Period of Determination. The matching contribution formula will be applied on the following basis (and any Compensation or dollar limitation used in determining the match will be based on the applicable period):
	i.	[ ]	the Plan Year.
	j.	[X]	each payroll period.
	k.	[ ]	all payroll periods ending within each month.
	l.	[ ]	all payroll periods ending with or within each Plan Year quarter.
	m.	[ ]	N/A, the Plan only provides for discretionary matching contributions (i.e., b.1. or c. is selected above).

	NOTE:		For any discretionary match, the Employer shall determine the calculation methodology at the time the matching contribution formula is determined.

D.	QMACs. Shall the Employer matching contributions be Qualified Matching Contributions?
	n.	[ ]	Yes, ALL Employer matching contributions will be fully Vested, subject to restrictions on withdrawals as set forth in the Plan and may be used in either the ADP or ACP test.
	o.	[X]	No.

E.	Additional Matching Contributions. Will there be matching contributions in addition to the above (e.g., if there is a match made on a periodic basis as well as a match based on the end of the Plan Year)?
	p.	[X]	No.
	q.	[ ]	Yes. Specify the additional matching contribution by attaching an addendum to the Adoption Agreement that duplicates this entire Question 30.

F.	Allocation Conditions. Select r. OR s. and all that apply of t., u., or v. Note: If the ACP test safe harbor provision is used (Question 29.c.), no conditions (option r. below) must be selected.

	r.	[X]	No conditions. All Participants share in the allocations regardless of service completed during the Plan Year or employment status at the end of the Plan Year. (skip to next Question.)
	s.	[ ]	Conditions for Participants NOT employed at the end of the Plan Year.
			1.	[ ]	A Participant must complete more than (not to exceed 500) Hours of Service (or (not to exceed 3) months of service if the Elapsed Time method is selected).
			2.	[ ]	A Participant must complete a Year of Service (or Period of Service if the Elapsed Time method is selected). (Could cause the Plan to violate coverage requirements under Code Section 410(b).)
			3.	[ ]	Participants will NOT share in the allocations, regardless of service. (Could cause the Plan to violate coverage requirements under Code Section 410(b).)
			4.	[ ]	Participants will share in the allocations, regardless of service.
			5.	[ ]	Other: (must be definitely determinable, not subject to Employer discretion and may not require more than one Year of Service (or Period of Service if the Elapsed Time method is elected)).

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t.	[ ]	AND, Waiver of conditions for Participants NOT employed at the end of the Plan Year. Participants who are not employed at the end of the Plan Year due to the following shall be eligible to share in the allocations regardless of the above conditions (select all that apply):
		1.	[ ]	Death.
		2.	[ ]	Total and Permanent Disability.
		3.	[ ]	Early or Normal Retirement.

u.	[ ]	Conditions for Participants employed at the end of the Plan Year. (Options 2. and 3. could cause the Plan to violate coverage requirements under Code Section 410(b).)
		1.	[ ]	No service requirement.
		2.	[ ]	A Participant must complete a Year of Service (or Period of Service if the Elapsed Time method is selected).
		3.	[ ]	A Participant must complete at least (not to exceed 1,000) Hours of Service during the Plan Year.

v.	[ ]	Code Section 410(b) fail-safe. If s.2. or 3. and/or u.2. or 3. is selected, shall the Code Section 410(b) ratio percentage fail-safe provisions apply (Plan Section 12.3(f))?
		1.	[ ]	No or N/A.
		2.	[ ]	Yes, the Plan must satisfy the ratio percentage test of Code Section 410(b).

31.	FORMULA FOR DETERMINING EMPLOYER PROFIT SHARING CONTRIBUTION (Plan Section 12.1(a)(3)) (d. may be selected in addition to b. or c.)

a.	[ ]	N/A. No Employer Profit Sharing Contributions may be made (other than top-heavy minimum contributions) (skip to Question 33.)
b.	[X]	Discretionary contribution, to be determined by the Employer.
c.	[ ]	Fixed contribution equal to % of Compensation of Participants eligible to share in allocations.
d.	[ ]	Prevailing Wage Contribution. The Employer will make a Prevailing Wage Contribution on behalf of each Participant who performs services subject to the Service Contract Act, Davis-Bacon Act or similar Federal, State, or Municipal Prevailing Wage statutes. The Prevailing Wage Contribution shall be an amount equal to the balance of the fringe benefit payment for health and welfare for each Participant (after deducting the cost of cash differential payments for the Participant) based on the hourly contribution rate for the Participant’s employment classification, as designated on Schedule A as attached to this Adoption Agreement. The Prevailing Wage Contribution shall not be subject to any age or service requirements set forth in Question 15. nor to any service or employment conditions set forth in Question 32. and will be 100% Vested.

AND, is the Prevailing Wage Contribution considered a Qualified Nonelective Contribution?
		1.	[ ]	Yes.
		2.	[ ]	No.

AND, shall the Prevailing Wage Contribution made on behalf of a Participant for a Plan Year reduce (offset) other Employer contributions allocated or contributed on behalf of such Participant for the Plan Year?
		3.	[ ]	No, the Prevailing Wage Contribution will be in addition to other Employer contributions.
		4.	[ ]	Yes, in accordance with the following: (1) if the Prevailing Wage Contribution is a Qualified Nonelective Contribution as selected above, then it will offset any ADP test safe harbor contribution, and (2) if the Prevailing Wage Contribution is not a Qualified Nonelective Contribution as selected above, then it will offset any other Employer contributions under the Plan (other than any ADP test safe harbor contributions).

AND, shall Highly Compensated Employees be excluded from receiving a Prevailing Wage Contribution?
		5.	[ ]	Yes.
		6.	[ ]	No.

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CONTRIBUTION ALLOCATIONS
If b. or c. above is selected, the Employer profit sharing contribution for a Plan Year will be allocated as follows:

e.	[X]	NON-INTEGRATED ALLOCATION
		1.	[X]	In the same ratio as each Participant’s Compensation bears to the total of such Compensation of all Participants.
		2.	[ ]	In the same dollar amount to all Participants (per capita).
		3.	[ ]	In the same dollar amount per Hour of Service completed by each Participant.
		4.	[ ]	In the same proportion that each Participant’s points bears to the total of such points of all Participants. A Participant’s points with respect to any Plan Year shall be computed as follows (select all that apply):
				a.	[ ]	point(s) shall be allocated for each Year of Service (or Period of Service if the Elapsed Time method is selected). However, the maximum Years (or Periods) of Service taken into account shall not exceed (leave blank if no limit on service applies).
				b.	[ ]	point(s) shall be allocated for each full $ (may not exceed $200) of Compensation.
				c.	[ ]	point(s) shall be allocated for each year of age as of the end of the Plan Year.

AND, if 31.e.4.a. above is selected, Year of Service (or Period of Service if applicable), means:
				d.	[ ]	Service for eligibility purposes.
				e.	[ ]	Service for vesting purposes.

f.	[ ]	INTEGRATED (PERMITTED DISPARITY) ALLOCATION
In accordance with Plan Section 4.3(b)(2) based on a Participant’s Compensation in excess of:
		1.	[ ]	The Taxable Wage Base.
		2.	[ ]	% (not to exceed 100%) of the Taxable Wage Base. (see Note below)
		3.	[ ]	80% of the Taxable Wage Base plus $1.00.
		4.	[ ]	$ (not greater than the Taxable Wage Base). (see Note below)

		NOTE:		The integration percentage of 5.7% shall be reduced to:
				1.	4.3% if 2. or 4. above is more than 20% and less than or equal to 80% of the Taxable Wage Base.
				2.	5.4% if 3. is selected or if 2. or 4. above is more than 80% of the Taxable Wage Base.

g.	[ ]	NON-SAFE HARBOR ALLOCATION METHODS
		1.	[ ]	Grouping Method. Pursuant to Plan Section 4.3(b)(3)(vi), the classifications are (select a. or b.):
				a.	[ ]	Each Participant constitutes a separate classification.
				b.	[ ]	Define each classification and specify the method of allocating the contribution among the members of each classification. (NOTE: The classifications specified below must be clearly defined in a manner that will not violate the definitely determinable allocation requirement. The design of the groups cannot be such that the only NHCEs benefiting under the Plan are those with the lowest amount of compensation and/or the shortest periods of service and who may represent the minimum number of these employees necessary to satisfy coverage under Code Section 410(b)):

Classification A shall consist of: . The allocation method will be: [ ] pro-rata based on Compensation or [ ] equal dollar amounts (per capita).

Classification B shall consist of: . The allocation method will be: [ ] pro-rata based on Compensation or [ ] equal dollar amounts (per capita).

Classification C shall consist of: . The allocation method will be: [ ] pro-rata based on Compensation or [ ] equal dollar amounts (per capita).

Classification D shall consist of: . The allocation method will be: [ ] pro-rata based on Compensation or [ ] equal dollar amounts (per capita).

Additional Classifications: (specify the classifications and which of the above allocation methods (pro-rata or per capita) will be used for each classification).

				NOTE:		In the case of Self-Employed Individuals (i.e., sole proprietors or partners), the allocation method should not be such that a cash or deferred election is created for a Self-Employed Individual as a result of application of the allocation method.

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2.	[ ]	Age-Weighted Method. The Schedule of Age-Weighted Allocation Factors is set forth in attached Exhibit A (which is hereby incorporated by reference and made a part of the Plan) and shall be based on the following interest rate (if no selection is made, c. shall be deemed to have been selected):
		a.	[ ]	7.5% interest
		b.	[ ]	8.0% interest
		c.	[ ]	8.5% interest

32.	REQUIREMENTS TO SHARE IN ALLOCATIONS OF EMPLOYER PROFIT SHARING CONTRIBUTION AND FORFEITURES (select a. OR b. and all that apply of c., d., or e.)

a.	[ ]	No conditions. All Participants share in the allocations regardless of service completed during the Plan Year or employment status at the end of the Plan Year. (skip to next Question.)
b.	[X]	Conditions for Participants NOT employed at the end of the Plan Year.
		1.	[ ]	A Participant must complete more than (not to exceed 500) Hours of Service (or (not to exceed 3) months of service if the Elapsed Time method is selected).
		2.	[ ]	A Participant must complete a Year of Service (or Period of Service if the Elapsed Time method is selected). (Could cause the Plan to violate coverage requirements under Code Section 410(b).)
		3.	[X]	Participants will NOT share in the allocations, regardless of service. (Could cause the Plan to violate coverage requirements under Code Section 410(b).)
		4.	[ ]	Participants will share in the allocations, regardless of service.
		5.	[ ]	Other: (must be definitely determinable, not subject to Employer discretion and may not require more than one Year of Service (or Period of Service if the Elapsed Time method is elected)).

c.	[ ]	AND, Waiver of conditions for Participants NOT employed at the end of the Plan Year. Participants who are not employed at the end of the Plan Year due to the following shall be eligible to share in the allocations regardless of the above conditions (select all that apply):
		1.	[ ]	Death.
		2.	[ ]	Total and Permanent Disability.
		3.	[ ]	Early or Normal Retirement.

d.	[X]	Conditions for Participants employed at the end of the Plan Year. (Options 2. and 3. could cause the Plan to violate coverage requirements under Code Section 410(b).)
		1.	[X]	No service requirement.
		2.	[ ]	A Participant must complete a Year of Service (or Period of Service if the Elapsed Time method is selected).
		3.	[ ]	A Participant must complete at least (not to exceed 1,000) Hours of Service during the Plan Year.

e.	[X]	Code Section 410(b) fail-safe. If b.2. or 3. and/or d.2. or 3. is selected, shall the Code Section 410(b) ratio percentage fail-safe provisions apply (Plan Section 4.3(m))?
		1.	[ ]	No or N/A.
		2.	[X]	Yes, the Plan must satisfy the ratio percentage test of Code Section 410(b).

33.	FORFEITURES (Plan Sections 1.34 and 4.3(e))

A.	Timing of Forfeiture. Except as provided in Plan Section 1.34, a Forfeiture will occur (if no selection is made, b. will apply):
	a.	[X]	N/A. (May only be selected if all contributions are fully Vested; skip to Question 34.).
	b.	[ ]	As of the earlier of (1) the last day of the Plan Year in which the Former Participant incurs five (5) consecutive 1-Year Breaks in Service, or (2) the distribution of the entire Vested portion of the Participant’s Account.
	c.	[ ]	As of the last day of the Plan Year in which the Former Participant incurs five (5) consecutive 1-Year Breaks in Service.

AND, the Forfeiture will be disposed of in:
	d.	[ ]	The Plan Year in which the Forfeiture occurs.
	e.	[ ]	The Plan Year following the Plan Year in which the Forfeiture occurs.

B.	Plan Expenses. May Forfeitures first be used to pay any administrative expenses?
	f.	[ ]	Yes.
	g.	[ ]	No.

C.	Use of Forfeitures.
Forfeitures attributable to amounts other than Employer matching contributions will be:
	h.	[ ]	added to any Employer discretionary contribution (e.g., matching or profit sharing) and allocated in the same manner.
	i.	[ ]	used to reduce any Employer contribution (e.g., matching, profit sharing or ADP test safe harbor contribution).
	j.	[ ]	added to any Employer matching contribution and allocated as an additional matching contribution.

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k.	[ ]	allocated to all Participants eligible to share in the allocations of profit sharing contributions or Forfeitures in the same proportion that each Participant’s Compensation for the Plan Year bears to the Compensation of all Participants for such year.
l.	[ ]	other: (describe the treatment of Forfeitures in a manner that is definitely determinable and not subject to Employer discretion; e.g., Forfeitures attributable to transferred balances from Plan X are allocated as additional discretionary contributions only to former Plan X Participants).

Forfeitures of Employer matching contributions will be:
m.	[ ]	N/A. Same as above or no Employer matching contributions.
n.	[ ]	used to reduce the Employer matching contribution.
o.	[ ]	added to any Employer matching contribution and allocated as an additional matching contribution.
p.	[ ]	added to any Employer discretionary profit sharing contribution.
q.	[ ]	used to reduce any Employer contribution (e.g., matching, profit sharing or ADP test safe harbor contribution).
r.	[ ]	other: (describe the treatment of Forfeitures in a manner that is definitely determinable and not subject to Employer discretion; e.g., Forfeitures attributable to transferred balances from Plan X are allocated as additional discretionary contributions only to former Plan X Participants).

34.	ALLOCATION OF EARNINGS (Plan Section 4.3(c))

Allocation of earnings with respect to amounts which are not subject to Participant investment direction and which are contributed to the Plan after the previous Valuation Date will be determined:
	a.	[X]	N/A. All assets in the Plan are subject to Participant investment direction.
	b.	[ ]	by using a weighted average based on the amount of time that has passed between the date a contribution or distribution is made and the prior Valuation Date.
	c.	[ ]	by treating one-half of all such contributions as being a part of the Participant’s nonsegregated account balance as of the previous Valuation Date.
	d.	[ ]	by using the method specified in Plan Section 4.3(c) (balance forward method).
	e.	[ ]	other: (must be a definite predetermined formula that is not based on Compensation, that satisfies the nondiscrimination requirements of Regulation Section 1.401(a)(4)-4, and that is applied uniformly to all Participants).

35.	TOP-HEAVY MINIMUM ALLOCATION
The minimum allocation requirements for any Top-Heavy Plan Year shall be applied (select one):
	a.	[X]	Only to Non-Key Employee Participants.
	b.	[ ]	To both Non-Key and Key Employee Participants.

DISTRIBUTIONS

36.	FORM OF DISTRIBUTIONS (Plan Sections 6.5 and 6.6) Distributions under the Plan may be made in (select all that apply)
	a.	[X]	Lump-sums.
	b.	[X]	Substantially equal installments.
	c.	[X]	Partial withdrawals, provided the minimum withdrawal is $ (leave blank if no minimum).
	d.	[X]	Partial withdrawals or installments are only permitted for required minimum distributions under Code Section 401(a)(9).
	e.	[ ]	Other: (must be definitely determinable and not subject to Employer discretion).

AND, pursuant to Plan Section 6.13, the Qualified Joint and Survivor Annuity and Qualified Pre-Retirement Survivor Annuity provisions:
	f.	[X]	Do not apply. No annuities are allowed (Plan Section 6.13(b) will apply and the joint and survivor rules of Code Sections 401(a)(11) and 417 will not apply to the Plan). (skip to m. and n.)
	g.	[X]	Apply. Annuities are the normal form of distribution. Plan Section 6.13 will not apply and the joint and survivor rules of Code Sections 401(a)(11) and 417 will automatically apply. The Pre-Retirement Survivor Annuity (minimum spouse’s death benefit) will be equal to:
			1.	[ ]	100% of a Participant’s interest in the Plan.
			2.	[X]	50% of a Participant’s interest in the Plan.
			3.	[ ]	% (may not be less than 50%) of a Participant’s interest in the Plan.
	h.	[ ]	Apply if annuity is selected by Participant. Annuities are allowed but are not the normal form of distribution. Plan Section 6.13(c) will apply and the joint and survivor rules of Code Sections 401(a)(11) and 417 will apply only if an annuity form of distribution is selected by a Participant.

AND, if g. or h. is selected, the normal form of the Qualified Joint and Survivor Annuity will be a joint and 50% survivor annuity unless otherwise selected below:
	i.	[X]	N/A.
	j.	[ ]	Joint and 100% survivor annuity.
	k.	[ ]	Joint and 75% survivor annuity.

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l.	[ ]	Joint and 66 2/3% survivor annuity.

NOTE:		If only a portion of the Plan assets may be distributed in an annuity form of payment, then select both f. AND g. and specify the assets that are subject to the joint and survivor annuity provisions: the assets entitled Prior Plan EE (Annuity, Instl), Prior Plan (Annuity), Prior Plan (Annuity & 59.5), Prior Plan (Annuity & Instl), Prior Plan ER (Annuity & Instl) and Prior Plan (Anu, Instl & 59.5) (e.g., the money purchase pension plan that was merged into this Plan).

AND, distributions may be made in:
m.	[ ]	Cash only.
n.	[ ]	Cash only (except for insurance contracts, annuity contracts or Participant loans).
o.	[X]	Cash or property, except that the following limitation(s) apply: Distributions in property limited to Airgas stock and participant’s loan deemed paid off as part of a payout (leave blank if there are no limitations on property distributions).

37.	CONDITIONS FOR DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT. Distributions upon termination of employment pursuant to Plan Section 6.4(a) will not be made unless the following conditions have been satisfied:

	A.	Accounts in excess of $5,000.
		a.	[X]	Distributions may be made as soon as administratively feasible following termination of employment.
		b.	[ ]	Distributions may be made as soon as administratively feasible after the Participant has incurred 1-Year Break(s) in Service (or Period(s) of Severance if the Elapsed Time method is selected).
		c.	[ ]	Distributions may be made as soon as administratively feasible after the last day of the Plan Year coincident with or next following termination of employment.
		d.	[ ]	Distributions may be made as soon as administratively feasible after the last day of the Plan Year quarter coincident with or next following termination of employment.
		e.	[ ]	Distributions may be made as soon as administratively feasible after the Valuation Date coincident with or next following termination of employment.
		f.	[ ]	Distributions may be made as soon as administratively feasible after months have elapsed following termination of employment.
		g.	[ ]	No distributions may be made until a Participant has reached Early or Normal Retirement Date.
		h.	[ ]	Other: (must be objective conditions which are ascertainable and are not subject to Employer discretion except as otherwise permitted in Regulation Section 1.411(d)-4 and may not exceed the limits of Code Section 401(a)(14) as set forth in Plan Section 6.7).

	B.	Accounts of $5,000 or less.
		i.	[X]	Same as above.
		j.	[ ]	Distributions may be made as soon as administratively feasible following termination of employment.
		k.	[ ]	Distributions may be made as soon as administratively feasible after the Participant has incurred 1-Year Break(s) in Service (or Period(s) of Severance if the Elapsed Time method is selected).
		l.	[ ]	Distributions may be made as soon as administratively feasible after the last day of the Plan Year coincident with or next following termination of employment.
		m.	[ ]	Other: (must be objective conditions which are ascertainable and are not subject to Employer discretion except as otherwise permitted in Regulation Section 1.411(d)-4 and may not exceed the limits of Code Section 401(a)(14) as set forth in Plan Section 6.7).

	C.	Participant consent (i.e., involuntary cash-outs). Should vested account balances less than a certain dollar threshold be automatically distributed without Participant consent (mandatory distributions)?

		NOTE:		The Plan provides that distributions of amounts of $5,000 or less do not require spousal consent and are only paid as lump-sums.

		NOTE:		If this is an EGTRRA restatement and there are special effective dates for the Participant consent provisions, complete n. or o. based on the current Plan provisions and complete q. or r. below.

		n.	[ ]	No, Participant consent is required for all distributions.
		o.	[X]	Yes, Participant consent is required only if the distribution is over:
				1.	[X]	$5,000
				2.	[ ]	$1,000
				3.	[ ]	$ (less than $1,000)

				NOTE:		If 2. or 3. is selected, rollovers will be included in determining the threshold for Participant consent.

AND, if this is an EGTRRA restatement, the following apply:
		p.	[ ]	N/A. Not an EGTRRA restatement.
		q.	[X]	Provisions above at n. or o. apply to distributions made on or after March 28, 2005.

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	r.	[ ]	Provisions above at n. or o. are effective for distributions made on or after (enter a date later than March 28, 2005). The following applies to distributions prior to such date but after March 28, 2005:
			1.	[ ]	No mandatory distributions.
			2.	[ ]	Participant consent is required only if the distribution is over:
					a.	[ ]	$5,000
					b.	[ ]	$1,000
					c.	[ ]	$ (less than $1,000)

D.	Exclusion of rollovers in determination of $5,000 threshold. In determining the $5,000 threshold (or other dollar threshold in C. above) for the timing of distributions, form of distributions, or consent rules, effective for distributions made after December 31, 2001, rollover contributions will be:
	s.	[X]	included.
	t.	[ ]	excluded.

38.	DISTRIBUTIONS UPON DEATH (Plan Section 6.8(b)(2))
Distributions upon the death of a Participant prior to receiving any benefits shall:
	a.	[X]	be made pursuant to the election of the Participant or Beneficiary.
	b.	[ ]	begin within 1 year of death for a designated Beneficiary and be payable over the life (or over a period not exceeding the life expectancy) of such Beneficiary, except that if the Beneficiary is the Participant's spouse, begin prior to December 31st of the year in which the Participant would have attained age 70 1/2.
	c.	[ ]	be made within 5 (or if lesser ) years of death for all Beneficiaries.
	d.	[ ]	be made within 5 (or if lesser ) years of death for all Beneficiaries, except that if the Beneficiary is the Participant's spouse, begin prior to December 31st of the year in which the Participant would have attained age 70 1/2 and be payable over the life (or over a period not exceeding the life expectancy) of such surviving spouse.

39.	HARDSHIP DISTRIBUTIONS (Plan Sections 6.12 and/or 12.9)
	a.	[ ]	Hardship distributions are NOT permitted.
	b.	[X]	Hardship distributions are permitted from the following Participant Accounts:
			1.	[ ]	All Accounts.
			2.	[X]	Only from the following Accounts (select all that apply):
					a.	[X]	Pre-Tax Elective Deferral Account.
					b.	[X]	Roth Elective Deferral Account.
					c.	[ ]	Account(s) attributable to Employer matching contributions.
					d.	[X]	Account attributable to Employer profit sharing contributions.
					e.	[X]	Rollover Account.
					f.	[ ]	Transfer Account.
					g.	[X]	Other: Transfer accounts not subject to in-service distribution limitations. (specify account(s) and conditions in a manner that is definitely determinable and not subject to Employer discretion).

			NOTE:		Distributions from a Participant’s Elective Deferral Account are limited to the portion of such account attributable to such Participant’s Elective Deferrals (and earnings attributable thereto up to December 31, 1988). Hardship distributions are NOT permitted from a Participant’s Qualified Nonelective Contribution Account (including any 401(k) Safe Harbor Contributions) or Qualified Matching Contribution Account.

AND, shall the safe harbor hardship rules of Plan Section 12.9 apply to hardship distributions from all Accounts?
			3.	[ ]	No, the provisions of Plan Section 6.12 apply to all hardship distributions.
			4.	[ ]	No, the provisions of Plan Section 6.12 apply to hardship distributions from all Accounts other than a Participant's Elective Deferral Account.
			5.	[X]	Yes. The provisions of Plan Section 12.9 apply to all hardship distributions.

AND, the following limitations apply to hardship distributions:
			6.	[X]	N/A. No additional limitations.
			7.	[ ]	Additional limitations (select all that apply):
					a.	[ ]	The minimum amount of a distribution is $ (may not exceed $1,000).
					b.	[ ]	No more than distribution(s) may be made to a Participant during a Plan Year.
					c.	[ ]	Distributions may only be made from accounts which are fully Vested.
					d.	[ ]	A Participant does not include a former Employee at the time of the hardship distribution.
					e.	[ ]	Hardship distributions may be made subject to the following provisions: (must be definitely determinable and not subject to Employer discretion).

40.	IN-SERVICE DISTRIBUTIONS (Plan Section 6.11)
	a.	[ ]	In-service distributions are NOT permitted (except as otherwise selected for Hardship Distributions).
	b.	[X]	In-service distributions may be made to a Participant who has not separated from service provided any of the following conditions have been satisfied (select all that apply):
			1.	[X]	the Participant has attained age 59 1/2.

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	2.	[ ]	the Participant has reached Normal Retirement Age.
	3.	[ ]	the Participant has been a Participant in the Plan for at least years (may not be less than five (5)).
	4.	[ ]	the amounts being distributed have accumulated in the Plan for at least 2 years.
NOTE:

Distributions from a Participant’s Elective Deferral Account, Qualified Matching Contribution Account and Qualified Nonelective Contribution Account (including 401(k) safe harbor contributions) are subject to restrictions and generally may not be distributed prior to age 59 1/2.

AND, in-service distributions are permitted from the following Participant Accounts:
	5.	[X]	All Accounts.
	6.	[ ]	Only from the following Accounts (select all that apply):
			a.	[ ]	Pre-Tax Elective Deferral Account.
			b.	[ ]	Roth Elective Deferral Account.
			c.	[ ]	Account(s) attributable to Employer matching contributions (includes safe harbor match).
			d.	[ ]	Account attributable to Employer profit sharing contributions.
			e.	[ ]	Qualified Nonelective Contribution Account (includes safe harbor nonelective).
			f.	[ ]	Rollover Account.
			g.	[ ]	Transfer Account.
			h.	[ ]	Other: (specify account(s) and conditions in a manner that is definitely determinable and not subject to Employer discretion).
AND, the following limitations apply to in-service distributions:
	7.	[X]	N/A. No additional limitations.
	8.	[ ]	Additional limitations (select all that apply):
			a.	[ ]	The minimum amount of a distribution is $ (may not exceed $1,000).
			b.	[ ]	No more than distribution(s) may be made to a Participant during a Plan Year.
			c.	[ ]	Distributions may only be made from accounts which are fully Vested.
			d.	[ ]	Distributions from the Roth Elective Deferral Account (40.b.5. or b.6.b. selected), may only be made if the distribution is a “qualified distribution.”
			e.	[ ]	In-service distributions may be made subject to the following provisions: (must be definitely determinable and not subject to discretion).

NONDISCRIMINATION TESTING

41.	HIGHLY COMPENSATED EMPLOYEE (Plan Section 1.38)

The top-paid group election and the calendar year data election are not used unless selected below (the selections made for the latest year will continue to apply to subsequent Plan Years unless the Plan is amended):

a.	[X]	The Top-Paid Group Election will be used for Plan Years beginning on or after January 1, 1997.
b.	[ ]	The Calendar Year Data Election will be used for Plan Years beginning on or after .

42.	ADP AND ACP TESTS (Plan Sections 12.4 and 12.6)

NOTE:	The selections made below for the latest year will continue to apply to subsequent Plan Years unless the Plan is amended.

A.	ADP Test. The ADP ratio for Nonhighly Compensated Employees will be based on the following:
	a.	[ ]	N/A. This Plan satisfies the ADP test safe harbor rules for all Participants for all Plan Years to which this Plan applies.
	b.	[ ]	Prior Year Testing Method. The prior year ratio will be used for Plan Years beginning on or after . If this selection is made for the first year the Code Section 401(k) feature is added to this Plan (unless this Plan is a successor plan), then for the first Plan Year only, the amount taken into account as the ADP of Nonhighly Compensated Employees for the preceding Plan Year will be:
			1.	[ ]	N/A. (Effective date of prior year testing is after effective date of Code Section 401(k) feature.)
			2.	[ ]	3%.
			3.	[ ]	the actual percentage for the initial Plan Year.
	c.	[X]	Current Year Testing Method. The current year ratio will be used for Plan Years beginning on or after January 1, 1999.
B.	ACP Test. The ACP ratio for Nonhighly Compensated Employees will be based on the following:
	d.	[ ]	N/A. This Plan satisfies the ACP test safe harbor rules for all Participants for all Plan Years to which this Plan applies.
	e.	[ ]	Prior Year Testing Method. The prior year ratio will be used for Plan Years beginning on or after . If this selection is made for the first year the Code Section 401(m) feature is added to this Plan (unless this Plan is a

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successor plan), then for the first Plan Year only, the amount taken into account as the ACP of Nonhighly Compensated Employees for the preceding Plan Year will be:
		1.	[ ]	N/A. (Effective date of prior year testing is after effective date of Code Section 401(m) feature.)
		2.	[ ]	3%.
		3.	[ ]	the actual percentage for the initial Plan Year.
f.	[X]	Current Year Testing Method. The current year ratio will be used for Plan Years beginning on or after January 1, 1999.

MISCELLANEOUS

43.	LOANS TO PARTICIPANTS (Plan Section 7.6)

a.	[ ]	Loans are NOT permitted.
b.	[X]	Loans are permitted.

44.	DIRECTED INVESTMENTS (Plan Section 4.10)

a.	[ ]	Participant directed investments are NOT permitted.
b.	[X]	Participant directed investments are permitted for:
		1.	[X]	All Accounts.
		2.	[ ]	The following Participant Accounts (select all that apply):
				a.	[ ]	Pre-Tax Elective Deferral Account.
				b.	[ ]	Roth Elective Deferral Account.
				c.	[ ]	Account(s) attributable to Employer matching contributions (includes safe harbor match).
				d.	[ ]	Account attributable to Employer profit sharing contributions.
				e.	[ ]	Qualified Nonelective Contribution Account (includes safe harbor nonelective).
				f.	[ ]	Rollover Account.
				g.	[ ]	Transfer Account.
				h.	[ ]	Voluntary Contribution Account.
				i.	[ ]	Other: (specify account(s) and conditions in a manner that is definitely determinable and not subject to Employer discretion).
AND, is it intended that the Plan comply with ERISA Section 404(c) with respect to the accounts subject to Participant investment direction?
		3.	[ ]	No.
		4.	[X]	Yes.

45.	ROLLOVERS (Plan Section 4.6)

a.	[ ]	Rollovers will NOT be accepted by this Plan.
b.	[X]	Rollovers will be accepted by this Plan, subject to approval by the Administrator.
AND, if b. is selected, rollovers may be accepted from all Participants who are Employees as well as the following (select all that apply):
		1.	[X]	Eligible Employees who are not Participants.
		2.	[ ]	Participants who are Former Employees.
AND, distributions from a Participant’s Rollover Account may be made:
		3.	[X]	at any time.
		4.	[ ]	only when the Participant is otherwise entitled to a distribution under the Plan.

46.	AFTER-TAX VOLUNTARY EMPLOYEE CONTRIBUTIONS (Plan Section 4.8)

a.	[X]	After-tax voluntary Employee contributions are NOT permitted.
b.	[ ]	After-tax voluntary Employee contributions are permitted.

EGTRRA TRANSITION RULES

The following questions only apply if this is an EGTRRA restatement (i.e., Question 6.c. is selected). If this is not an EGTRRA restatement, then this Plan will not be considered an individually designed plan merely because the following questions are deleted from the Adoption Agreement.

NOTE: The following provisions are designed to be left unanswered if the selections do not apply to the Plan.

47.	MINIMUM DISTRIBUTIONS. The Code Section 401(a)(9) Final and Temporary Treasury Regulations apply for purposes of determining required minimum distributions for calendar years beginning with the 2002 calendar year unless otherwise selected below (leave blank if not applicable):

a.	[X]	Apply the 2001 Proposed Code Section 401(a)(9) Regulations to all minimum distributions for the 2002 distribution calendar year.

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b.	[ ]	Apply the 1987 Proposed Code Section 401(a)(9) Regulations to all minimum distributions for the 2002 distribution calendar year.
c.	[ ]	Other: (specify the date the Final and Temporary Regulations were first applied; e.g., the Final and Temporary Regulations only apply to distributions for the 2002 distribution calendar year that are made on or after a specified date within 2002 or the Plan’s initial Effective Date if later).
Required minimum distributions for calendar year 2001 were made in accordance with Code Section 401(a)(9) and the 1987 Proposed Regulations, unless selected below:
d.	[X]	Required minimum distributions for 2001 were made pursuant to the proposed Regulations under Code Section 401(a)(9) published in the Federal Register on January 17, 2001 (the “2001 Proposed Regulations”).

48.	EXCLUSION OF ROLLOVERS. If rollovers are excluded in determining whether the mandatory distribution threshold (e.g., $5,000) is met for the timing of distributions, form of distributions, or consent rules, then such provision is effective for distributions made after December 31, 2001, unless an alternative effective date is selected below (leave blank if not applicable):

a.	[ ]	Rollover contributions will be excluded only with respect to distributions made after . (Enter a date no earlier than December 31, 2001 or the Plan’s initial Effective Date if later.)
b.	[ ]	Rollover contributions will only be excluded with respect to Participants who separated from service after . (Enter a date. The date may be earlier than December 31, 2001.)

49.	VESTING SCHEDULE FOR EMPLOYER MATCHING CONTRIBUTIONS. The vesting schedule set forth herein for Employer matching contributions will apply to all Employer matching contributions subject to a vesting schedule unless selected below (leave blank if not applicable):

a.	[ ]	The vesting schedule will only apply to Employer matching contributions made in Plan Years beginning after December 31, 2001 (the prior schedule will apply to Employer matching contributions made in prior Plan Years). The prior vesting schedule is (enter the vesting schedule that applied prior to January 1, 2002; such schedule must satisfy 5-year cliff or 7-year graded and must provide for a top-heavy minimum schedule).

50.	SUSPENSION PERIOD DUE TO HARDSHIP DISTRIBUTIONS. If the Plan provides for hardship distributions upon satisfaction of the safe harbor standards, then the reduction from 12 months to 6 months following a hardship distribution applies to hardship distributions made after December 31, 2001 unless otherwise selected below (leave blank if not applicable).

a.	[X]	With regard to hardship distributions made during 2001, a Participant was prohibited from making Elective Deferrals and employee contributions under this and all other plans until the later of January 1, 2002, or 6 months after receipt of the distribution.

51.	FINAL 401(k)/401(m) REGULATIONS. The provisions of the final Regulations under Code Sections 401(k) and 401(m) apply to the Plan with respect to the first Plan Year beginning after December 31, 2005 unless an earlier Plan Year is otherwise selected below (leave blank if not applicable).

a.	[ ]	The final Regulations are effective for Plan Years beginning on or after (may not be earlier than the first day of the Plan Year that ends after December 29, 2004).

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The adopting Employer may rely on an advisory letter issued by the Internal Revenue Service as evidence that the Plan is qualified under Code Section 401 only to the extent provided in Rev. Proc. 2005-16.

The Employer may not rely on the advisory letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the advisory letter issued with respect to the Plan and in Rev. Proc. 2005-16. In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service.

This Adoption Agreement may be used only in conjunction with the Volume Submitter basic Plan document #01. This Adoption Agreement and the basic Plan document shall together be known as Vanguard Fiduciary Trust Company Volume Submitter 401(k) Profit Sharing Plan #01-002.

The adoption of this Plan, its qualification by the IRS, and the related tax consequences are the responsibility of the Employer and its independent tax and legal advisors.

Vanguard Fiduciary Trust Company will notify the Employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan. Furthermore, in order to be eligible to receive such notification, the Employer agrees to notify Vanguard Fiduciary Trust Company of any change in address.

This Plan may not be used, and shall not be deemed to be a Volume Submitter Plan, unless an authorized representative of Vanguard Fiduciary Trust Company has acknowledged the use of the Plan. Such acknowledgment is for administerial purposes only. It acknowledges that the Employer is using the Plan but does not represent that this Plan, including the choices selected on the Adoption Agreement, has been reviewed by a representative of the sponsor or constitutes a qualified retirement plan.

Vanguard Fiduciary Trust Company

By:

With regard to any questions regarding the provisions of the Plan, adoption of the Plan, or the effect of an advisory letter from the IRS, call or write (this information must be completed by the sponsor of this Plan or its designated representative):

Name:	Vanguard Attn.: RM for Airgas, Inc. 401(k) Plan (Plan # 090834)

Address:	P.O. Box 2900

	Valley Forge	Pennsylvania	19482

Telephone:	800-662-0106

The Employer and Trustee (or Insurer) hereby cause this Plan to be executed on the date(s) specified below:

EMPLOYER: Airgas, Inc.

By:
DATE SIGNED
TRUSTEE (OR INSURER):
[X] The signature of the Trustee or Insurer appears on a separate agreement or Contract,
OR

TRUSTEE OR INSURER	DATE SIGNED

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APPENDIX A

SPECIAL EFFECTIVE DATES AND OTHER PERMITTED ELECTIONS A.

A.	Special effective dates. The following special effective dates apply: (Select a. or all that apply at b. - f.)

	a.	[X]	N/A. No special effective dates selected below.

	b.	[ ]	Employer Matching Contributions. The Employer Matching Contribution provisions under Question 30. are effective: .

	c.	[ ]	Employer Profit Sharing Contributions. The Employer Profit Sharing Contribution provisions under Questions 31. and 32. are effective: .

	d.	[ ]	Distribution elections. The distribution elections under Questions (Choose 36. - 40. as applicable) are effective: .

	e.	[ ]	401(k) current/prior year testing. The current/prior year testing elections under Question 42. are effective: .

	f.	[ ]	Other special effective date(s): . For periods prior to the above-specified special effective date(s), the Plan terms in effect prior to its restatement under this Adoption Agreement will control for purposes of the designated provisions. A special effective date may not result in the delay of a Plan provision beyond the permissible effective date under any applicable law.

B.	Other Permitted Elections. Select a. or any of the following elections that apply at b. - p.:

	a.	[ ]	N/A. No other elections selected below.

	b.	[ ]	Deemed 125 compensation (Plan Sections 1.14 and 1.37). Deemed 125 compensation shall be included in Compensation and 415 Compensation effective as of Plan Years and Limitation Years beginning on or after (insert the later of January 1, 1998, or the first day of the first Plan Year the Plan used this definition).

	c.	[ ]	Reemployed after 1-Year Break in Service (“rule of parity” provisions) (Plan Section 3.5(d)). The “rule of parity” provisions in Plan Section 3.5(d) shall not apply for (select one or both):
			1.	[ ]	Eligibility purposes.
			2.	[ ]	Vesting purposes.

	d.	[ ]	Matching contributions not used to satisfy top-heavy contribution (Plan Section 4.3(j)). Employer matching contributions shall not be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan.

	e.	[X]	Beneficiary if no beneficiary elected by Participant (Plan Section 6.2(e)). In the event no valid designation of Beneficiary exists, then in lieu of the order set forth in Plan Section 6.2(e), the following order of priority will be used: To the surviving spouse, but if no spouse, then to the estate. - This hierarchy is effective October 30, 2009. (specify an order of beneficiaries; e.g., children per stirpes, parents, and then step-children).

	f.	[ ]	Distribution from partially Vested account (Plan Section 6.5(h)). In lieu of the formula set forth in Plan Section 6.5(h), a separate account shall be established for the Participant’s interest in the Plan as of the time of the distribution, and at any relevant time the Participant’s Vested portion of the separate account will be equal to an amount determined as follows: P (AB plus (R x D)) - (R x D) where R is the ratio of the account balance at the relevant time to the account balance after distribution and the other terms have the same meaning as in Plan Section 6.5(h).

	g.	[ ]	Common, collective or pooled trust funds (Plan Sections 7.2(c)(5) and/or 7.3(b)(6)). The name(s) of the common, collective or pooled trust funds available under the Plan is (are): .

	h.	[X]	411(d)(6) protected benefits (Plan Section 8.1(b)). The following are Code Section 411(d)(6) protected benefits that are preserved under this Plan: See Addendum (specify the protected benefits and the accrued benefits that are subject to the protected benefits).

	i.	[ ]	415 Limits when 2 defined contribution plans are maintained (Plan Section 4.4). If any Participant is covered under another qualified defined contribution plan maintained by the Employer, or if the Employer maintains a welfare benefit fund, as defined in Code Section 419(e), or an individual medical account, as defined in Code Section 415(l)(2), under which amounts are treated as “annual additions” with respect to any Participant in this Plan, then the provisions of Plan Section 4.4(b) will apply unless otherwise specified below:
			1.	[ ]	Specify, in a manner that precludes Employer discretion, the method under which the plans will limit total “annual additions” to the “maximum permissible amount” and will properly reduce any “excess amounts”: .

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j.	[ ]	Top-heavy duplications when 2 defined contribution plans are maintained (Plan Section 4.3(f)). When a Non-Key Employee is a Participant in this Plan and another defined contribution plan maintained by the Employer, indicate which method shall be utilized to avoid duplication of top-heavy minimum benefits:
		1.	[ ]	N/A. The Employer does not maintain another qualified defined contribution plan.
		2.	[ ]	The full top-heavy minimum will be provided in each plan.
		3.	[ ]	A minimum, non-integrated contribution of 3% of each Non-Key Employee’s 415 Compensation shall be provided in the Money Purchase Plan (or other plan subject to Code Section 412).
		4.	[ ]	Specify the method under which the Plans will provide top-heavy minimum benefits for Non-Key Employees that will preclude Employer discretion and avoid inadvertent omissions, including any adjustments required under Code Section 415: .

		NOTE:		If 3. or 4. is selected and both plans do not benefit the same Participants, then the uniformity requirement of the Regulations under Code Section 401(a)(4) may be violated.

k.	[ ]	Top-heavy duplications when a defined benefit plan is maintained (Plan Section 4.3(i)). When a Non-Key Employee is a Participant in this Plan and a non-frozen defined benefit plan maintained by the Employer, indicate which method shall be utilized to avoid duplication of top-heavy minimum benefits: (If 2., 3., 4., or 5. is selected, 6. must be completed.)
		1.	[ ]	N/A.
		2.	[ ]	The full top-heavy minimum will be provided in each plan (if selected, Plan Section 4.3(i) shall not apply).
		3.	[ ]	5% defined contribution minimum.
		4.	[ ]	2% defined benefit minimum.
		5.	[ ]	Specify the method under which the Plans will provide top-heavy minimum benefits for Non-Key Employees that will preclude Employer discretion and avoid inadvertent omissions: .

		NOTE:		If 3., 4., or 5. is selected and the defined benefit plan and this Plan do not benefit the same Participants, the uniformity requirement of the Regulations under Code Section 401(a)(4) may be violated.

AND, the “present value” (Plan Section 9.2) for top-heavy purposes shall be based on:

		6.	[ ]	Interest Rate:

Mortality Table:
		7.	[ ]	The interest rate and mortality table specified to determine “present value” for top-heavy purposes in the defined benefit plan.

l.	[ ]	Recognition of Service with other employers (Plan Sections 1.60 and 1.85). Service with the following employers (in addition to those specified at Question 17.) will be recognized as follows:

			Eligibility	Vesting	Contribution Allocation

1.	[ ]	Employer name:	[ ]	[ ]	[ ]

2.	[ ]	Employer name:	[ ]	[ ]	[ ]

3.	[ ]	Employer name:	[ ]	[ ]	[ ]

4.	[ ]	Limitations:	[ ]	[ ]	[ ]
(e.g., credit service with X only on/following 1/1/07 or credit all service with entities the Employer acquires after 12/31/06).

m.	[ ]	Post-severance Compensation (Code Section 415) (Plan Section 1.14(e)). The post-severance Compensation provisions of the Proposed 415 Regulations shall apply to this Plan for Limitation Years and Plan Years beginning prior to July 1, 2007 and on or after (may not be earlier than 2005). Specify any special rules that apply to the application of the Proposed 415 Regulations (e.g., whether the Regulations apply solely for 415 Compensation or for Compensation used for benefit or allocation purposes) .

n.	[ ]	Pre-amendment vesting schedule (Plan Section 6.4(g)). The vesting schedule has been amended to a less favorable schedule and the following schedule applies to Participants who elected, pursuant to Plan Section 6.4(g), to continue vesting under the pre-amendment schedule (may only enter the vesting schedule in the Plan prior to the amendment):

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Service	Percentage

_____	%
_____	%
_____	%
_____	%
_____	%
_____	%
_____	%

o.	[ ]	Offset if contributions to leasing organization plan (Plan Section 1.46). The Employer will reduce allocations to this Plan for any Leased Employee to the extent that the leasing organization contributes to or provides benefits under a leasing organization plan to or for the Leased Employee and which are attributable to the Leased Employee's services for the Employer.

p.	[ ]	Minimum distribution transitional rules (Plan Section 6.8(e)(5))
		NOTE:		This Section does not apply to (1) a new Plan or (2) an amendment or restatement of an existing Plan that never contained the provisions of Code Section 401(a)(9) as in effect prior to the amendments made by the Small Business Job Protection Act of 1996 (SBJPA).
The “required beginning date” for a Participant who is not a “five percent (5%) owner” is:
		1.	[ ]	April 1st of the calendar year following the year in which the Participant attains age 70 1/2. (The pre-SBJPA rules continue to apply.)
		2.	[ ]	April 1st of the calendar year following the later of the year in which the Participant attains age 70 1/2 or retires (the post-SBJPA rules), with the following exceptions (select one or both and if no election is made, both will apply effective as of January 1, 1996):
				a.	[ ]	A Participant who was already receiving required minimum distributions under the pre-SBJPA rules as of (not earlier than January 1, 1996) was allowed to stop receiving distributions and have them recommence in accordance with the post-SBJPA rules. Upon the recommencement of distributions, if the Plan permits annuities as a form of distribution then the following apply:
						1.	[ ]	N/A. Annuity distributions are not permitted.
						2.	[ ]	Upon the recommencement of distributions, the original Annuity Starting Date will be retained.
						3.	[ ]	Upon the recommencement of distributions, a new Annuity Starting Date is created.
				b.	[ ]	A Participant who had not begun receiving required minimum distributions as of (not earlier than January 1, 1996) was allowed to defer commencement of distributions until retirement. The option to defer the commencement of distributions applied to all such Participants unless elected below:
						1.	[ ]	The in-service distribution option was eliminated with respect to Participants who attained age 70 1/2 in or after the calendar year that began after the later of (1) December 31, 1998, or (2) the adoption date of the amendment and restatement to bring the Plan into compliance with SBJPA.

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Volume Submitter 401(k) Profit Sharing Plan

APPENDIX B

ADMINISTRATIVE ELECTIONS

The following are optional administrative provisions. The Administrator may implement procedures that override any elections in this section without a formal Plan amendment. In addition, modifications to this Appendix B will not affect an Employer’s reliance on an IRS advisory letter or determination letter.

A.	Loan Limitations. Note: the separate loan program required by the DOL will override any inconsistent selections made below. (complete only if loans to Participants are permitted)
	a.	[ ]	N/A. No loan limitations selected below.
	b.	[X]	Limitations (select all that apply):
			1.	[X]	Loans will be treated as Participant directed investments.
			2.	[ ]	Loans will only be made for hardship or financial necessity (as defined in the loan program).
			3.	[X]	The minimum loan will be $ 1,000 (may not exceed $1,000).
			4.	[X]	A Participant may only have 1 (e.g., one (1)) loan(s) outstanding at any time.
			5.	[ ]	All outstanding loan balances will become due and payable in their entirety upon the occurrence of a distributable event (other than satisfaction of the conditions for an in-service distribution (including a hardship distribution), if applicable).
			6.	[X]	Loans are repaid by (if left blank, then payroll deduction applies):
					a.	[X]	payroll deduction
					b.	[ ]	ACH (Automated Clearing House)
					c.	[ ]	check
						1.	[ ]	Only for prepayment
			7.	[ ]	Loans will only be permitted from the following Participant Accounts: (select all that apply or leave blank if no limitations apply):
					a.	[ ]	Pre-Tax Elective Deferral Account.
					b.	[ ]	Roth Elective Deferral Account.
					c.	[ ]	Account(s) attributable to Employer matching contributions (includes safe harbor match).
					d.	[ ]	Account attributable to Employer profit sharing contributions.
					e.	[ ]	Qualified Nonelective Contribution Account (includes safe harbor nonelective).
					f.	[ ]	Rollover Account.
					g.	[ ]	Transfer Account.
					h.	[ ]	Voluntary Contribution Account.
					i.	[ ]	Other:

AND, if loans are restricted to certain accounts, the limitations of Code Section 72(p) and the adequate security requirement of the DOL Regulations will be applied:
					j.	[ ]	by determining the limits by only considering the restricted accounts.
					k.	[ ]	by determining the limits taking into account a Participant’s entire interest in the Plan.
			8.	[ ]	Loans will be granted at the following interest rate (if left blank, then c. below applies):
					a.	[ ]	% over the prime interest rate
					b.	[ ]	%
					c.	[ ]	the Plan Administrator establishes the rate in a nondiscriminatory manner

B.	Life Insurance. (Plan Section 7.5)
		a.	[X]	Life insurance may not be purchased.
		b.	[ ]	Life insurance may be purchased
				1.	[ ]	at the option of the Administrator.
				2.	[ ]	at the option of the Participant.

AND, the purchase of initial or additional life insurance will be subject to the following limitations:
				3.	[ ]	N/A. No limitations.
				4.	[ ]	Limitations (select all that apply):
						a.	[ ]	Each initial Contract will have a minimum face amount of $ .
						b.	[ ]	Each additional Contract will have a minimum face amount of $ .
						c.	[ ]	The Participant has completed Years (or Periods) of Service.
						d.	[ ]	The Participant has completed Years (or Periods) of Service while a Participant in the Plan.
						e.	[ ]	The Participant is under age on the Contract issue date.
						f.	[ ]	The maximum amount of all Contracts on behalf of a Participant may not exceed $ .
						g.	[ ]	The maximum face amount of any life insurance Contract will be $ .

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Volume Submitter 401(k) Profit Sharing Plan

C.	Plan Expenses. Will the Plan assess against an individual Participant’s account certain Plan expenses that are incurred by, or are attributable to, a particular Participant based on use of a particular Plan feature?
	a.	[ ]	No.
	b.	[X]	Yes.

D.	Rollover Limitations. Will the Plan accept rollover contributions and/or direct rollovers of distributions from the sources specified below?
	a.	[ ]	No.
	b.	[X]	Yes.
AND, indicate the sources of rollovers that will be accepted (select all that apply)

1.	[X]	Direct Rollovers. The Plan will accept a direct rollover of an eligible rollover distribution from: (Check each that applies or none.)
		a.	[ ]	a qualified plan described in Code Section 401(a) (including a 401(k) plan, profit sharing plan, defined benefit plan, stock bonus plan and money purchase plan), excluding after-tax employee contributions.
		b.	[X]	a qualified plan described in Code Section 401(a) (including a 401(k) plan, profit sharing plan, defined benefit plan, stock bonus plan and money purchase plan), including after-tax employee contributions.
		c.	[ ]	a plan described in Code Section 403(a) (an annuity plan), excluding after-tax employee contributions.
		d.	[X]	a plan described in Code Section 403(a) (an annuity plan), including after-tax employee contributions.
		e.	[X]	a plan described in Code Section 403(b) (a tax-sheltered annuity), excluding after-tax employee contributions.
		f.	[ ]	a plan described in Code Section 403(b) (a tax-sheltered annuity), including after-tax employee contributions.
		g.	[X]	a plan described in Code Section 457(b) (eligible deferred compensation plan).
		h.	[X]	if this Plan permits Roth Elective Deferrals, a Roth elective deferral account from (select all that apply):
				1.	[X]	a qualified plan described in Code Section 401(a).
				2.	[ ]	a plan described in Code Section 403(b) (a tax-sheltered annuity).

2.	[X]	Participant Rollover Contributions from Other Plans (i.e., not via a direct plan-to-plan transfer). The Plan will accept a contribution of an eligible rollover distribution: (Check each that applies or none.)
		a.	[X]	a qualified plan described in Code Section 401(a) (including a 401(k) plan, profit sharing plan, defined benefit plan, stock bonus plan and money purchase plan).
		b.	[X]	a plan described in Code Section 403(a) (an annuity plan).
		c.	[X]	a plan described in Code Section 403(b) (a tax-sheltered annuity).
		d.	[X]	a plan described in Code Section 457(b) (eligible deferred compensation plan).

3.	[X]	Participant Rollover Contributions from IRAs: The Plan will accept a rollover contribution of the portion of a distribution from a traditional IRA that is eligible to be rolled over and would otherwise be includible in gross income. Rollovers from Roth IRAs or a Coverdell Education Savings Account (formerly known as an Education IRA) are not permitted because they are not traditional IRAs. A rollover from a SIMPLE IRA is allowed if the amounts are rolled over after the individual has been in the SIMPLE IRA for at least two years.

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DC 415 - VS Sponsor

AMENDMENT FOR THE FINAL 415 REGULATIONS

ARTICLE I

PREAMBLE

1.1	Effective date of Amendment. This Amendment is effective for limitation years and plan years beginning on or after July 1, 2007, except as otherwise provided herein.

1.2	Superseding of inconsistent provisions. This Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

1.3	Employer’s election. The Employer adopts all Articles of this Amendment, except those Articles that the Employer specifically elects not to adopt.

1.4	Construction. Except as otherwise provided in this Amendment, any reference to “Section” in this Amendment refers only to sections within this Amendment, and is not a reference to the Plan. The Article and Section numbering in this Amendment is solely for purposes of this Amendment, and does not relate to any Plan article, section or other numbering designations.

1.5	Effect of restatement of Plan. If the Employer restates the Plan, then this Amendment shall remain in effect after such restatement unless the provisions in this Amendment are restated or otherwise become obsolete (e.g., if the Plan is restated onto a plan document which incorporates the final Code §415 Regulation provisions).

1.6	Adoption by volume submitter practitioner. Except as otherwise provided herein, pursuant to the provisions of the Plan and Section 5.01 of Revenue Procedure 2005-16, the sponsor hereby adopts this Amendment on behalf of all adopting employers.

ARTICLE II

EMPLOYER ELECTIONS

The Employer only needs to complete the questions in Section 2.2 in order to override the default provisions set forth below. If the Plan will use all of the default provisions, then these questions should be skipped and the Employer does not need to execute this amendment.

2.1	Default Provisions. Unless the Employer elects otherwise in Section 2.2, the following defaults will apply:

a.	The provisions of the Plan setting forth the definition of compensation for purposes of Code §415 (hereinafter referred to as “415 Compensation”), as well as compensation for purposes of determining highly compensated employees pursuant to Code §414(q) and for top-heavy purposes under Code §416 (including the determination of key employees), shall be modified by (1) including payments for unused sick, vacation or other leave and payments from nonqualified unfunded deferred compensation plans (Amendment Section 3.2(b)), (2) excluding salary continuation payments for participants on military service (Amendment Section 3.2(c)), and (3) excluding salary continuation payments for disabled participants (Amendment Section 3.2(d)).

b.	The “first few weeks rule” does not apply for purposes of 415 Compensation (Amendment Section 3.3).

c.	The provision of the Plan setting forth the definition of compensation for allocation purposes (hereinafter referred to as “Plan Compensation”) shall be modified to provide for the same adjustments to Plan Compensation (for all contribution types) that are made to 415 Compensation pursuant to this Amendment.

2.2	In lieu of default provisions. In lieu of the default provisions above, the following apply: (select all that apply; if no selections are made, then the defaults apply)

415 Compensation. (select all that apply):
	a.	[ ]	Exclude leave cashouts and deferred compensation (Section 3.2(b))
	b.	[ ]	Include military continuation payments (Section 3.2(c))
	c.	[ ]	Include disability continuation payments (Section 3.2(d)):
			1.	[ ]	For Nonhighly Compensated Employees only
			2.	[ ]	For all participants and the salary continuation will continue for the following fixed or determinable period:

	d.	[ ]	Apply the administrative delay (“first few weeks”) rule (Section 3.3)

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DC 415 - VS Sponsor

Plan Compensation. (select all that apply):

NOTE:	Elective Deferrals include Roth Elective Deferrals, Matching includes QMACs, and Nonelective includes QNECs unless specified otherwise. ADP safe harbor matching contributions are subject to the provisions for Employer matching contributions. For all Plans other than 401(k) plans, do not make any selections at 1. – 4. in the table below.

			Elective Deferrals	Matching	Nonelective Profit Sharing	ADP Safe Harbor Nonelective

e.	[ ]	Default provisions apply	1. [ ]	2. [ ]	3. [ ]	4. [ ]

f.	[X]	No change from existing Plan provisions	1. [X]	2. [X]	3. [X]	4. [ ]

g.	[ ]	Exclude all post-severance compensation	1. [ ]	2. [ ]	3. [ ]	4. [ ]

h.	[ ]	Exclude post-severance regular pay	1. [ ]	2. [ ]	3. [ ]	4. [ ]

i.	[ ]	Exclude leave cashouts and deferred compensation	1. [ ]	2. [ ]	3. [ ]	4. [ ]

j.	[ ]	Include military continuation payments	1. [ ]	2. [ ]	3. [ ]	4. [ ]

k.	[ ]	Include disability continuation payments:	1. [ ]	2. [ ]	3. [ ]	4. [ ]
a. [ ] For Nonhighly Compensated Employees only
b. [ ] For all participants and the salary continuation will continue for the following fixed or determinable period:

_________________________________

l.	[ ]	Other: (describe)

Plan Compensation Special Effective Date. The definition of Plan Compensation is modified as set forth herein effective as of the same date as the 415 Compensation change is effective unless otherwise specified:

m.                                          (enter the effective date)

ARTICLE III

FINAL SECTION 415 REGULATIONS

3.1	Effective date. The provisions of this Article III shall apply to limitation years beginning on and after July 1, 2007.

3.2	415 Compensation paid after severance from employment. 415 Compensation shall be adjusted, as set forth herein and as otherwise elected in Article II, for the following types of compensation paid after a Participant’s severance from employment with the Employer maintaining the Plan (or any other entity that is treated as the Employer pursuant to Code §414(b), (c), (m) or (o)). However, amounts described in subsections (a) and (b) below may only be included in 415 Compensation to the extent such amounts are paid by the later of 2 1/2 months after severance from employment or by the end of the limitation year that includes the date of such severance from employment. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered 415 Compensation within the meaning of Code §415(c)(3), even if payment is made within the time period specified above.

(a) Regular pay. 415 Compensation shall include regular pay after severance of employment if:

(1) The payment is regular compensation for services during the participant’s regular working hours, or compensation for services outside the participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(2) The payment would have been paid to the participant prior to a severance from employment if the participant had continued in employment with the Employer.

(b) Leave cashouts and deferred compensation. Leave cashouts shall be included in 415 Compensation, unless otherwise elected in Section 2.2 of this Amendment, if those amounts would have been included in the definition of 415 Compensation if they were paid prior to the participant’s severance from employment, and the amounts are payment for unused accrued bona fide sick, vacation, or other leave, but only if the participant would have been able to use the leave if employment had continued. In addition, deferred compensation shall be included in 415 Compensation, unless otherwise elected in Section 2.2 of this Amendment, if the compensation would have been included in the definition of 415 Compensation if it had been paid prior to the participant’s severance from employment, and the compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the participant had continued in employment with the Employer and only to the extent that the payment is includible in the participant’s gross income.

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DC 415 - VS Sponsor

(c) Salary continuation payments for military service participants. 415 Compensation does not include, unless otherwise elected in Section 2.2 of this Amendment, payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code §414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(d) Salary continuation payments for disabled Participants. Unless otherwise elected in Section 2.2 of this Amendment, 415 Compensation does not include compensation paid to a participant who is permanently and totally disabled (as defined in Code §22(e)(3)). If elected, this provision shall apply to either just non-highly compensated participants or to all participants for the period specified in Section 2.2 of this Amendment.

3.3	Administrative delay (“the first few weeks”) rule. 415 Compensation for a limitation year shall not include, unless otherwise elected in Section 2.2 of this Amendment, amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates. However, if elected in Section 2.2 of this Amendment, 415 Compensation for a limitation year shall include amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next limitation year, the amounts are included on a uniform and consistent basis with respect to all similarly situated participants, and no compensation is included in more than one limitation year.

3.4	Inclusion of certain nonqualified deferred compensation amounts. If the Plan’s definition of Compensation for purposes of Code §415 is the definition in Regulation Section 1.415(c)-2(b) (Regulation Section 1.415-2(d)(2) under the Regulations in effect for limitation years beginning prior to July 1, 2007) and the simplified compensation definition of Regulation 1.415(c)-2(d)(2) (Regulation Section 1.415-2(d)(10) under the Regulations in effect for limitation years prior to July 1, 2007) is not used, then 415 Compensation shall include amounts that are includible in the gross income of a Participant under the rules of Code §409A or Code §457(f)(1)(A) or because the amounts are constructively received by the Participant. [Note if the Plan’s definition of Compensation is W-2 wages or wages for withholding purposes, then these amounts are already included in Compensation.]

3.5	Definition of annual additions. The Plan’s definition of “annual additions” is modified as follows:

(a) Restorative payments. Annual additions for purposes of Code §415 shall not include restorative payments. A restorative payment is a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered annual additions.

(b) Other Amounts. Annual additions for purposes of Code §415 shall not include: (1) The direct transfer of a benefit or employee contributions from a qualified plan to this Plan; (2) Rollover contributions (as described in Code §§401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)); (3) Repayments of loans made to a participant from the Plan; and (4) Repayments of amounts described in Code §411(a)(7)(B) (in accordance with Code §411(a)(7)(C)) and Code §411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code §414(d)) as described in Code §415(k)(3), as well as Employer restorations of benefits that are required pursuant to such repayments.

(c) Date of tax-exempt Employer contributions. Notwithstanding anything in the Plan to the contrary, in the case of an Employer that is exempt from Federal income tax (including a governmental employer), Employer contributions are treated as credited to a participant’s account for a particular limitation year only if the contributions are actually made to the plan no later than the 15th day of the tenth calendar month following the end of the calendar year or fiscal year (as applicable, depending on the basis on which the employer keeps its books) with or within which the particular limitation year ends.

3.6	Change of limitation year. The limitation year may only be changed by a Plan amendment. Furthermore, if the Plan is terminated effective as of a date other than the last day of the Plan’s limitation year, then the Plan is treated as if the Plan had been amended to change its limitation year.

3.7	Excess Annual Additions. Notwithstanding any provision of the Plan to the contrary, if the annual additions (within the meaning of Code §415) are exceeded for any participant, then the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2006-27 or any superseding guidance, including, but not limited to, the preamble of the final §415 regulations.

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DC 415 - VS Sponsor

3.8	Aggregation and Disaggregation of Plans.

(a) For purposes of applying the limitations of Code §415, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a “predecessor employer”) under which the participant receives annual additions are treated as one defined contribution plan. The “Employer” means the Employer that adopts this Plan and all members of a controlled group or an affiliated service group that includes the Employer (within the meaning of Code §§414(b), (c), (m) or (o)), except that for purposes of this Section, the determination shall be made by applying Code §415(h), and shall take into account tax-exempt organizations under Regulation Section 1.414(c)-5, as modified by Regulation Section 1.415(a)-1(f)(1). For purposes of this Section:

(1) A former Employer is a “predecessor employer” with respect to a participant in a plan maintained by an Employer if the Employer maintains a plan under which the participant had accrued a benefit while performing services for the former Employer, but only if that benefit is provided under the plan maintained by the Employer. For this purpose, the formerly affiliated plan rules in Regulation Section 1.415(f)-1(b)(2) apply as if the Employer and predecessor Employer constituted a single employer under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship.

(2) With respect to an Employer of a participant, a former entity that antedates the Employer is a “predecessor employer” with respect to the participant if, under the facts and circumstances, the employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(b) Break-up of an affiliate employer or an affiliated service group. For purposes of aggregating plans for Code §415, a “formerly affiliated plan” of an employer is taken into account for purposes of applying the Code §415 limitations to the employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the “cessation of affiliation.” For purposes of this paragraph, a “formerly affiliated plan” of an employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)). For purposes of this paragraph, a “cessation of affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of Regulation Section 1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

(c) Midyear Aggregation. Two or more defined contribution plans that are not required to be aggregated pursuant to Code §415(f) and the Regulations thereunder as of the first day of a limitation year do not fail to satisfy the requirements of Code §415 with respect to a participant for the limitation year merely because they are aggregated later in that limitation year, provided that no annual additions are credited to the participant’s account after the date on which the plans are required to be aggregated.

ARTICLE IV

PLAN COMPENSATION

4.1	Compensation limit. Notwithstanding Amendment Section 4.2 or any election in Amendment Section 2.2, if the Plan is a 401(k) plan, then participants may not make elective deferrals with respect to amounts that are not 415 Compensation. However, for this purpose, 415 Compensation is not limited to the annual compensation limit of Code §401(a)(17).

4.2	Compensation paid after severance from employment. Compensation for purposes of allocations (hereinafter referred to as Plan Compensation) shall be adjusted, unless otherwise elected in Amendment Section 2.2, in the same manner as 415 Compensation pursuant to Article III of this Amendment if those amounts would have been included in Compensation if this was paid prior to the Participant’s severance from employment, except in applying Article III, the term “limitation year” shall be replaced with the term “plan year” and the term “415 Compensation” shall be replaced with the term “Plan Compensation.”

4.3	Option to apply Plan Compensation provisions early. The provisions of this Article shall apply for Plan Years beginning on and after July 1, 2007, unless another effective date is specified in Section 2.2 of this Amendment.

Except with respect to any election made by the employer in Section 2.2, this amendment is hereby adopted by the volume submitter practitioner on behalf of all adopting employers on:

                                                                                               (signature and date)

Volume Submitter Practitioner Name: Vanguard Fiduciary Trust Company

NOTE: The Employer only needs to execute this Amendment if an election has been made in Section 2.2 of this Amendment.

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DC 415 - VS Sponsor

This amendment has been executed this                      day of                                         ,         .

Name of Plan: Airgas, Inc. 401(k) Plan

Name of Employer: Airgas, Inc.

By:
EMPLOYER

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Volume Submitter 401(k) Profit Sharing Plan

MODIFICATIONS TO VANGUARD FIDUCIARY TRUST COMPANY’S VOLUME SUBMITTER

AIRGAS, INC. 401(K) PLAN

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